As filed with the Securities and Exchange Commission on October 17 , 2017

Registration No. 333-219769

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

FORM S-1/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PHI GROUP, INC.

(Exact name of Registrant as specified in its charter)

Nevada	8741	90-0114535
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5348 Vegas Drive

Las Vegas, Nevada 89108

(702) 475-5430

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Henry Fahman

Chief Executive Officer

PHI GROUP, INC.

5348 Vegas Drive

Las Vegas, Nevada 89108

(702) 475-5430

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher H. Dieterich, Esq.

Dieterich & Associates

11835 West Olympic Blvd., Suite 1235E

Los Angeles, California 90064

(310) 312-6888

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated file, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated file” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee
Common Stock, $0.001 par value per share	4,794,500	$0.1672	$801,640	$	XXXXXX

(1) Pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, using the average of the high and low prices as reported on the OTCQB market on August 4, 2017.

(3) Estimated assuming that all 4,794,500 shares are sold at the same price. This number of shares is limited by Rule 415, however the share prices may increase over the life of the agreements and this registration, such that prices could cumulate to $10,000,000 (the contractual limitation) if a large number of shares are sold at significantly higher prices than currently exist.

(4) As of August 4, 2017, the Company had 41,082,982 issued and outstanding shares of common stock. These 4,794,500 shares represent 11.67% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 45,877,482 and the registered shares will then represent 10.45% of those shares. Additionally, as of the date of this Registration Statement, these 4,794,500 shares represent 33.3% of the current float.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said section 8(a) may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 2 to PHI GROUP, INC.’s Registration Statement on Form S-1, File No. 333-219769/171012718, filed with the Securities and Exchange Commission on August 07 , 2017 and on Form S-1/A, File No. 333-219769/171087784, filed with the Securities and Exchange Commission on September 15, 2017, is to respond to the comment letter dated October 12, 2017 by the Securities and Exchange regarding the afore-mentioned Form S-1/A and to provide the requested information with respect to the referenced comment letter.

Exhibit 5.1. Legal Opinion

1.           a. Please refer to assumption (i), (ii), (iii), and (iv) in the fourth paragraph of the opinion letter. Since the legal opinion opines that the shares will be duly authorized, validly issued, fully paid and non-assessable, it appears that these assumptions are inappropriate. Please have counsel revise or remove these assumptions.

Answer: These assumptions have been removed from the new legal opinion submitted herewith.

b. With respect to assumption (iv), please have counsel revise to clarify that, as of the date of the opinion, you have a sufficient number of authorized shares. Refer to the Division of Corporation Finance’s Staff Legal Bulletin No. 19 for guidance.

Answer: Assumption (iv) has been revised to read as follows:

“(iv) as of the date of this opinion, there is a sufficient number of authorized shares of Common Stock of the Company under its articles of incorporation, as amended, for issuance in connection with the terms and conditions of the Investment Agreement dated August 3, 2017 between Azure Capital and the Company.”

The changes that have been made in this Amendment No. 2 to the Form S-1 include the closing stock price of the company as of October 13, 2017, which was $0.0619, and the audited information as of June 30, 2017 in accordance with the annual report on Form 10-K that was filed with the Securities and Exchange Commisison on October 13, 2017. This Amendment No. 2 to the Form S-1 speaks as of the original filing date of the Form S-1 and also reflect events that may have occurred subsequent to the original filing date, as wells as modifies or updates certain disclosures made in the original Form S-1 up to October 13, 2017.

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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, Dated October 17, 2017

Prospectus

PHI GROUP, INC.

4,794,500 Shares
Common Stock

This prospectus relates to the offer and resale of up to 4,794,500 shares of our common stock, par value $0.001 per share, by the selling stockholder, Azure Capital, Inc., or “Azure”. Azure has agreed to purchase up to $10,000,000 in share value pursuant to the investment agreement dated August 3, 2017 between Azure and us. Subject to the terms and conditions of such investment agreement, which is referred to in this prospectus as the “Investment Agreement,” we have the right to put up to $10,000,000 million in shares of our common stock to Azure. This arrangement is sometimes referred to as an “Equity Line.” For more information on the selling stockholder, please see the section of this prospectus entitled “Selling Stockholder”.

As of October 16, 2017, the Company had 41,082,982 issued and outstanding shares of common stock. The 4,794,500 shares represent 11.67 % of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 45,877,482 and the registered shares will then represent 10.45 % of those shares. Additionally, as of the date of this Registration Statement, these 4,794,500 shares represent 33.3 % of the current float.

We will not receive any proceeds from the resale of these shares of common stock offered by Azure. We will, however, receive proceeds from the sale of shares to Azure pursuant to the Equity Line. When we put an amount of shares to Azure, the per share purchase price that Azure will pay to us in respect of such put will be determined in accordance with a formula set forth in the Investment Agreement. Generally, in respect of each put, Azure will pay us a per share purchase price equal to ninety-four percent (94%) of the lowest daily volume weighted average price of our common stock during the five (5) consecutive trading day period beginning on the trading day immediately following the date of delivery of the applicable put notice.

Azure may sell the shares of common stock from time to time at the prevailing market price on the OTCQB market, or on an exchange if our shares of common stock become listed for trading on such an exchange, or in negotiated transactions. Azure is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) in connection with the resale of our common stock under the Equity Line. For more information, please see the section of this prospectus entitled “Plan of Distribution”.

Our common stock is quoted on the OTCQB market under the symbol “PHIL”. The last reported sale price of our common stock on the OTCQB market on October 13, 2017 was $0.0619 per share.

Investing in the offered securities involves a high degree of risk, including those risks set forth in the “Risk Factors” section of this prospectus, as well as those set forth in any prospectus supplement.

We will be responsible for all fees and expenses incurred in connection with the preparation and filing of this registration statement, provided, however, we will not be required to pay any underwriters’ discounts or commissions relating to the securities covered by the registration statement.

You should read this prospectus and any prospectus supplement carefully before you decide to invest. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus October 16, 2017

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This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission. You should rely only on the information contained in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information or to make any representation on behalf of the Company that is different from that contained in this prospectus. You should not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered by this prospectus under circumstances and in jurisdictions where it is lawful to do so. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the date of delivery of this prospectus or of any sales of these securities. Our business, financial condition, results of operations and prospects may have changed since the date of this prospectus. This prospectus may be used only in jurisdictions where it is legal to sell these securities.

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CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

Some of the statements contained or incorporated by reference in this prospectus are “forward-looking statements”. These statements are based on the current expectations, forecasts, and assumptions of our management and are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are sometimes identified by language such as “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “appear,” “future,” “likely,” “probably,” “suggest,” “goal,” “potential” and similar expressions and may also include references to plans, strategies, objectives, and anticipated future performance as well as other statements that are not strictly historical in nature. The risks, uncertainties, and other factors that could cause our actual results to differ materially from those expressed or implied in this prospectus include, but are not limited to, those noted under the caption “Risk Factors” beginning on page 8 of this prospectus. Readers should carefully review this information as well the risks and other uncertainties described in other filings we may make after the date of this prospectus with the Securities and Exchange Commission.

Readers are cautioned not to place undue reliance on forward-looking statements. They reflect opinions, assumptions, and estimates only as of the date they were made, and we undertake no obligation to publicly update or revise any forward- looking statements in this prospectus, whether as a result of new information, future events or circumstances, or otherwise.

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PROSPECTUS SUMMARY

This summary highlights the information contained elsewhere in this prospectus. Because this is only a summary, it does not contain all of the information that you should consider before buying shares of our common stock. You should read the entire prospectus and any prospectus supplements carefully, especially the sections entitled “Caution Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” together with our financial statements and the related notes included elsewhere in this prospectus and in any prospectus supplements related thereto, before deciding to purchase shares of our common stock.

PHI GROUP, INC.

Depending upon the context, the terms “PHIL,” “PHI Group, Inc,” “Company,” “we,” “our” and “us,” refers to either PHI Group, Inc. alone or PHI Group, Inc. and its subsidiaries collectively.

Organizational History

PHI Group, Inc. (the “Company” or “PHI”) is a Nevada corporation engaged in mergers and acquisitions as a principal (www.phiglobal.com). The Company has adopted plans to acquire established operating businesses in selective industries and invest in various ventures that may potentially create significant long-term value for our shareholders. In addition, we also provide corporate finance services, including merger and acquisition advisory and consulting services for client companies through our wholly owned subsidiary PHI Capital Holdings, Inc. (www.phicapitalholdings.com) . No assurances can be made that the Company will be successful in achieving its plans.

Background

Originally incorporated in June 1982 as JR Consulting, Inc., the Company was foremost engaged in mergers and acquisitions and had an operating subsidiary, Diva Entertainment, Inc., which operated two modeling agencies, one in New York and one in California. Following the business combination with Providential Securities, Inc., a California-based financial services company, the Company changed its name to Providential Securities, Inc. (Nevada) in January 2000. The Company then changed its name to Providential Holdings, Inc. in February 2000. In October 2000, Providential Securities withdrew its securities brokerage membership and ceased its financial services business. Subsequently, in April 2009, the Company changed its name to PHI Group, Inc. From October 2000 to October 2011, the Company and its subsidiaries were engaged in mergers and acquisitions advisory and consulting services, real estate and hospitality development, mining, oil and gas, telecommunications, technology, healthcare, private equity, and special situations. In October 2011, the Company discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation), and PHI Energy Corporation (a Nevada corporation), and began to mainly focus on acquisition and development opportunities in energy and natural resource businesses. In addition, PHI Capital Holdings, Inc., a wholly owned subsidiary of PHI, continues to provide corporate and project finance services, including merger and acquisition (M&A) advisory and consulting services for other companies in a variety of industries.

Summary Financial Data

Because this is only a summary of our financial information, it does not contain all of the financial information that may be important to you. Therefore, you should carefully read all of the information in this prospectus and any prospectus supplement, including the financial statements and their explanatory notes and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” before making a decision to invest in our common stock. The information contained in the following summary is derived from our financial statements for the fiscal years ended June 30, 2017 , 2016, 2015, 2014 and 2013.

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SELECTED FINANCIAL DATA

JUNE 30,	2017	2016	2015	2014	2013*
Net Revenues	$113,500	$332,050	$127,178	$77,439	$-
Income (loss) from operations	$(556,958)	$(132,871)	$(305,912)	$(304,043)	$(403,311)
Net other income (expense)	$(1,003,760)	$124,873	$(1,063,003)	$48,048	$(480,737)
Net income (loss)	$(1,560,718)	$(7,998)	$(1,368,915)	$(255,994)	$(884,047)
Net income (loss) per share	$(0.10)	$ (-)	$(0.21)	$(0.04)	$(6.36)
Total assets	$(674,064)	$753,990	$448,780	$444,100	$459,845
Total liabilities	$8,187,545	$7,755,950	$9,430,260	$9,585,282	$10,371,750

* Note: Net loss per share adjusted for 1:1,500 reverse split of shares issued and outstanding.

Our Principal Executive Offices. Our principal executive offices are located at 5348 Vegas Drive, Las Vegas, Nevada 89108. Our telephone number is (702) 475-5430 and our website address is www.phiglobal.com. Information included or referred to on our website is not a part of this prospectus.

Market Data and Industry Information

We obtained the market data and industry information contained in this prospectus from internal surveys, estimates, reports and studies, as appropriate, as well as from market research, publicly available information and industry publications. Although we believe our internal surveys, estimates, reports, studies and market research, as well as industry publications are reliable, we have not independently verified such information, and as such, we do not make any representation as to its accuracy.

Summary of the Offering

This prospectus relates to the resale of up to 4,794,500 shares of our common stock by Azure. The Investment Agreement with Azure provides that Azure is committed to purchase up to $10,000,000 of our common stock over the course of 36 months. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. A maximum of 65,445,000 shares (estimated by using the reported sale price of our common stock on the OTCQB market on August 3, 2017 of $0.1528 per share) may be issued under the Equity Line at per-share prices set at ninety-four percent (94%) of the lowest daily volume weighted average price (VWAP) of our common stock during the five (5) consecutive trading day period beginning on the date of delivery of the applicable put notice (such five-day period, the “Pricing Period”).

The Investment Agreement is further described below under the heading, “Investment Agreement”.

Shares of common stock offered by us	None.

Shares of common stock offered by the Selling Shareholder	4,794,500 shares which are available for use under the Equity Line. As of August 4, 2017 and September 15, 2017, the Company had 41,082,982 issued and outstanding shares of common stock. These 4,794,500 shares represent 11.67% of the number of currently outstanding shares. Upon issuance of these shares, the total number of issued and outstanding shares of common stock will be 45,877,482 and the registered shares will then represent 10.45% of those shares. Additionally, as of the date of this Registration Statement, these 4,794,500 shares represent 33.3 % of the current float.

Offering Price	To be determined by the prevailing market price for the shares at the time of the sale or in negotiated transactions.

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Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the Equity Line. See “Use of Proceeds.” We intend to use such proceeds for working capital, reduction of indebtedness, acquisitions and other general corporate purposes.

Risk Factors	An investment in our common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under “Plan of Distribution.”

OTC Markets Symbol	“PHIL”

Investment Agreement

We entered into the Investment Agreement with Azure on August 3, 2017. Pursuant to the Investment Agreement, Azure committed to purchase up to $10,000,000 of our common stock, over the course of 36 months. The obligations of Azure as imposed by the terms of this agreement are non-transferrable. The aggregate number of shares issuable by us and purchasable by Azure under the Investment Agreement is 65,445,000 (estimated using the reported sale price of our common stock on the OTCQB market on August 3, 2017 of $0.1528 per share). To date, we have sold none of the available shares.

We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that we are entitled to put in any one notice is the greater of (i)       200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $250,000. The purchase price shall be set at ninety-four percent (94%) of the lowest daily VWAP of our common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily VWAP of the common stock is lower than the floor price specified by us in the put notice, then we will withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Azure. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, we are not entitled to deliver another put notice.

There are circumstances under which we will not be entitled to put shares to Azure, including the following:

● we will not be entitled to put shares to Azure unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Azure;

● we will not be entitled to put shares to Azure unless our common stock continues to be quoted on the OTCQB market, or becomes listed on a national securities exchange;

● we will not be entitled to put shares to Azure to the extent that such shares would cause Azure’s beneficial ownership to exceed 4.99% of our outstanding shares; and

● we will not be entitled to put shares to Azure prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Azure are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Azure, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

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In connection with the preparation of the Investment Agreement and the registration rights agreement, we issued Azure a check for $5,000 and a convertible promissory note for $15,000, having a conversion price equal to $0.03 per share.

Registration Rights Agreement

Pursuant to the terms of a Registration Rights Agreement, dated August 3, 2017, between Azure and us, we are obligated to file one or more registration statements with the SEC to register the resale by Azure of shares of common stock issued or issuable under the Investment Agreement. The aggregate number of shares registered prior to this registration statement is zero. We have agreed that, in the event that this registration fails to register all of the shares necessary to fulfill our contractual obligations, we will amend this statement and file new registration statements. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will we be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 65,445,000 shares (estimated using the reported sale price of our common stock on the OTC market on August 3, 2017 of $0.1528 per share).

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should consider the risks described below and the other information contained in this prospectus carefully before deciding to invest in our common stock. If any of the following risks actually occur, our business, financial condition and operating results could be harmed. As a result, the trading price of our common stock could decline, and you could lose a part or all of your investment.

Risks Related to Our Business and Industries

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of our senior management. The loss of the services of one or more of our key personnel could impede implementation and execution of our business strategy and result in the failure to reach our goals. We do not carry key person life insurance for any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified personnel in the diverse areas required for continuing our operations. We cannot assure that we will be able to retain our key personnel or that we will be able to attract, train or retain qualified personnel in the future.

Our strategy in mergers and acquisitions involves a number of risks and we have a limited history of successful acquisitions. Even when an acquisition is completed, we may have to continue our service for integration that may not produce results as positive as management may have projected.

The Company is in the process of evaluating various opportunities and negotiating to acquire other companies, assets and technologies. Acquisitions entail numerous risks, including difficulties in the assimilation of acquired operations and products, diversion of management’s attention from other business concerns, amortization of acquired intangible assets and potential loss of key employees of acquired companies. We have limited experience in assimilating acquired organizations into our operations. Although potential synergy may be achieved by acquisitions of related technologies and businesses, no assurance can be given as to the Company’s ability to integrate successfully any operations, personnel, services or products that have been acquired or might be acquired in the future. Failure to successfully assimilate acquired organizations could have a material adverse effect on the Company’s business, financial condition and operating results.

Acquisitions involve a number of special risks, including:

●	failure of the acquired business to achieve expected results;
●	diversion of management’s attention;
●	failure to retain key personnel of the acquired business;
●	additional financing, if necessary and available, could increase leverage, dilute equity, or both;
●	the potential negative effect on our financial statements from the increase in goodwill and other intangibles; and
●	the high cost and expenses of completing acquisitions and risks associated with unanticipated events or liabilities

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These risks could have a material adverse effect on our business, results of operations and financial condition since the values of the securities received for the consulting service at the execution of the acquisition depend on the success of the company involved in acquisition. In addition, our ability to further expand our operations through acquisitions may be dependent on our ability to obtain sufficient working capital, either through cash flows generated through operations or financing activities or both. There can be no assurance that we will be able to obtain any additional financing on terms that are acceptable to us, or at all.

As some of our business activities are currently involved with Southeast Asia and Eastern, any adverse change to the economy or business environment in these countries could significantly affect our operations, which would lead to lower revenues and reduced profitability.

Some of our business activities are currently involved with Southeast Asia and Eastern Europe. Because of this presence in specific geographic locations, we are susceptible to fluctuations in our business caused by adverse economic or other conditions in this region, including stock market fluctuation. A stagnant or depressed economy in these countries generally, or in any of the other markets that we serve, could adversely affect our business, results of operations and financial condition.

Risks Associated with Energy Business

As part of our core business involves acquisitions of energy assets as well as production and trading of energy commodities, our profitability will depend on the prices we receive for energy commodities such as coal and wood pellets. These prices are dependent upon factors beyond our control, including: the strength of the global economy; the demand for electricity; the global supply of thermal coal and biomass products; weather patterns and natural disasters; competition within our industry and the availability and price of alternatives, including natural gas; the proximity, capacity and cost of transportation; coal industry capacity; domestic and foreign governmental regulations and taxes, including those establishing air emission standards for coal-fueled power plants or mandating increased use of electricity from renewable energy sources; regulatory, administrative and judicial decisions, including those affecting future mining permits; and technological developments, including those intended to convert coal-to-liquids or gas and those aimed at capturing and storing carbon dioxide.

Risks Related to Our Securities

Insiders have substantial control over the company, and they could delay or prevent a change in our corporate control, even if our other stockholders wanted such a change to occur.

Our executive officers and directors as of August 4, 2017, in the aggregate, hold approximately 64.98% of our outstanding common stock, and our Board of Directors is also able to decide the rights and terms associated with the Company’s Preferred Stock, which decision may allow the Board of Directors to exercise significant control over all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. This could delay or prevent an outside party from acquiring or merging with us even if our other stockholders wanted it to occur.

The price at which investors purchase our common stock may not be indicative of the prevailing market price.

The stock market often experiences significant price fluctuations that are unrelated to the operating performance of the specific companies whose stock is traded. These market fluctuations could adversely affect the trading price of our shares. Investors may be unable to sell their shares of common stock at or above their purchase price, which may result in substantial losses.

Since we do not currently meet the requirements for our stock to be quoted on NASDAQ, NYSE MKT LLC or any other senior exchange, the tradability in our securities will be limited under the penny stock regulations.

Under the rules of the Securities and Exchange Commission, if the price of our securities on the OTCQB market is below $5.00 per share, our securities are within the definition of a “penny stock.” As a result, it is possible that our securities may be subject to the “penny stock” rules and regulations. Broker-dealers who sell penny stocks to certain types of investors are required to comply with the Commission’s regulations concerning the transfer of penny stock. These regulations require broker-dealers to:

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*Make a suitability determination prior to selling penny stock to the purchaser;

*Receive the purchaser’s written consent to the transaction; and

*Provide certain written disclosures to the purchaser.

These requirements may restrict the ability of broker/dealers to sell our securities, and may affect the ability to resell our securities.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly for us.

It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, we may not be able to obtain the independent accountant certifications that the Sarbanes-Oxley Act requires publicly traded companies to obtain.

Our success depends on our management team and other key personnel, the loss of any of whom could disrupt our business operations.

Our future success will depend in substantial part on the continued service of our senior management and founder. The loss of the services of one or more of our key personnel could impede implementation and execution of our business strategy and result in the failure to reach our goals. We do not carry key person life insurance for any of our officers or employees. Our future success will also depend on the continued ability to attract, retain and motivate highly qualified personnel in the diverse areas required for continuing our operations. We cannot assure that we will be able to retain our key personnel or that we will be able to attract, train or retain qualified personnel in the future.

Risks Related to this Offering

We are registering the resale of a maximum of 4,794,500 shares of common stock, all of which may be issued to Azure under the Equity Line. The resale of such shares by Azure could depress the market price of our common stock.

We are registering the resale of a maximum of 4,794,500 shares of common stock under the registration statement of which this prospectus forms a part. The sale of these shares into the public market by Azure could depress the market price of our common stock. As of August 4, 2017 and October 13, 2017, there were 41,082,982 shares of our common stock issued and outstanding. In total, we may issue up to 65,445,000 shares (estimated using the reported sale price of our common stock on the OTCQB market on August 3, 2017 of $0.1528 per share) to Azure pursuant to the Equity Line, meaning that, we are obligated to file one or more registration statements covering the shares remaining of the eligible 65,445,000 shares not covered by the registration statement. The sale of those additional shares into the public market by Azure could further depress the market price of our common stock. We entered into an agreement with Dutchess Capital, a forerunner of Azure, in 2002, which did not progress to a registration statement and was subsequently cancelled. We do not believe that this agreement has any impact on the valuation of the Company today or on its trading price.

Existing Stockholders Could Experience Substantial Dilution Upon the Issuance of Common Stock Pursuant to the Equity Line

Our Equity Line with Azure contemplates our issuance of up to 65,445,000 shares (estimated using the reported sale price of our common stock on the OTCQB market on August 3, 2017 of $0.1528 per share) of our common stock to Azure, subject to certain restrictions and obligations. If the terms and conditions of the Equity Line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell all 65,445,000 shares of our common stock to Azure, our existing stockholders’ ownership will be diluted by such sales. Unless our stock price recovers and we trade at much higher prices, we may not be able or may not choose to access the entirety of the $10,000,000 possibly available under the Equity Line. However, we view the availability of such an extensive resource to be valuable to us at this stage of our growth.

Azure Will Pay Less Than the Then-Prevailing Market Price for Our Common Stock Under the Equity Line

The common stock to be issued to Azure pursuant to the Investment Agreement will be purchased at a 6% discount to the volume weighted average price of our common stock during the five consecutive trading day period beginning on the trading day immediately following the date of delivery of a put notice by us to Azure, subject to certain exceptions. Therefore, Azure has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Azure sells the shares, the price of our common stock could decrease.

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We May Not Be Able to Access Sufficient Funds Under the Equity Line When Needed

Our ability to put shares to Azure and obtain funds under the Equity Line is limited by the terms and conditions in the Investment Agreement, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Azure at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Azure to the extent that it would cause Azure to beneficial own more than 4.99% of our outstanding shares. In addition, we do not expect the Equity Line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the Equity Line.

USE OF PROCEEDS

We will not receive any proceeds from the resale of our common stock offered by Azure. However, we will receive proceeds from the sale of our common stock to Azure pursuant to the Investment Agreement. The proceeds from our exercise of the put option pursuant to the Investment Agreement will be used to support the commercialization of our current and future product candidates, for general working capital needs, for the reduction of indebtedness and for other purposes that our board of directors, in its good faith, deems to be in our best interest.

All net proceeds from the sale of the common stock covered by this prospectus will go to the selling stockholder. See “Selling Stockholder” and “Plan of Distribution” described below.

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SELLING STOCKHOLDER

The information provided in the table and discussions below has been obtained from the selling stockholder. The table below identifies the selling stockholder and shows the number of shares of common stock beneficially owned by it before and after this offering, and the numbers of shares offered for resale by the selling stockholder. Our registration of these shares does not necessarily mean that the selling stockholder will sell all or any of their shares of common stock. However, the “Shares Beneficially Owned After Offering” columns in the table assume that all shares covered by this prospectus will be sold by the selling stockholder and that no additional shares of common stock will be bought or sold by the selling stockholder. No estimate can be given as to the number of shares that will be held by the selling stockholder after completion of this offering because the selling stockholder may offer some or all of the shares and, to our knowledge, there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares. In addition, the selling stockholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time or from time to time since the date on which it provided the information regarding the shares, all or a portion of the shares of common stock beneficially owned in transactions exempt from the registration requirements of the Securities Act.

The following table sets forth the name of the selling stockholder, an if applicable, the nature of any position, office, or other material relationship which the selling stockholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of shares of our common stock beneficially owned by the stockholder prior to the offering, the amount being offered for the stockholder’s account, the amount being offered for the stockholder’s account and the amount to be owned by such stockholder after completion of the offering.

	Shares Beneficially Owned Prior to Offering (1)		Shares Being Offered Under this	Shares Beneficially Owned After Offering (1)
Beneficial Owner	Shares	%	Prospectus(3)	Shares	%

Azure Capital, Inc. (2)	0	0%	4,794,500	None	None

(1) Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the Securities and Exchange Commission under the Exchange Act, and generally includes voting or investment power with respect to securities. The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. Applicable percentage ownership is based on 41,082,982 shares of common stock outstanding as of August 4, 2017 and October 13, 2017. Except as otherwise noted, we believe that the stockholder named in the table has sole voting and investment power with respect to all shares of common stock shown as beneficially owned by it, subject to applicable community property laws.

(2) Azure is a Massachusetts Corporation. Douglas H. Leighton is the sole owner of Azure Capital with voting and investment power over the shares.

(3) Represents 4,794,500 of the 65,445,000 shares (estimated using the reported sale price of our common stock on the OTCQB market on August 3, 2017 of $0.1528 per share) of common stock issuable by us and purchasable by Azure under the Investment.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

The Company’s Common Stock is currently trading on the OTCQB market under the symbol “PHIL”. The following sets forth the high and low prices of the Company’s Common Stock in the US for the most recent month, two most recent quarters and each quarter during the preceding two fiscal years.

The prices for the Company’s common stock quoted by brokers are not necessarily a reliable indication of the value of the Company’s common stock.

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Per Share Common Stock Prices for the Month	High	Low
Ended September 30, 2017	0.100	0.046

Per Share Common Stock Prices for the Quarters	High	Low
Ended September 30, 2017	0.100	0.046
Ended June 30, 2017	0.090	0.020

Per Share Common Stock Prices by Quarter;
For the Fiscal Year Ended June 30, 2017	High	Low
Ended June 30, 2017	0.09	0.02
Ended March 31, 2017	0.25	0.06
Ended December 31, 2016	0.45	0.10
Ended September 30, 2016	2.00	0.20

Per Share Common Stock Prices by Quarter;
For the Fiscal Year Ended June 30, 2016	High	Low
Quarter Ended June 30, 2016	1.50	0.42
Quarter Ended March 31, 2016	0.55	0.25
Quarter Ended December 31, 2015	0.50	0.25
Quarter Ended September 30, 2015	0.25	0.12

Holders of Common Equity:

There are approximately 1,277 shareholders of record of the Company’s common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owner’s common stock whose shares are held in the names of various securities brokers, dealers and registered clearing agencies. The transfer agent of our common stock is Worldwide Stock Transfer LLC, One University Plaza, Suite 505, NJ 07601. The phone number of the transfer agent is (201) 820-2008.

Dividends:

Cash dividend: The Company has not declared or paid a cash dividend to common stock shareholders since the Company’s inception. The Board of Directors presently intends to retain any earnings to finance company operations and does not expect to authorize cash dividends to common shareholders in the foreseeable future. Any payment of cash dividends in the future will depend upon Company’s earnings, capital requirements and other factors.

Recent Sales of Unregistered Securities

Common Stock:

Since July 1, 2016, the Company has issued the following amounts of its Common Stock:

On July 29, 2016, the Company issued 225,00 shares of PHI Group, Inc.’s restricted Common Stock valued at $0.40 per share to Milost Advisors, Inc. for buy-side advisory services in connection with contemplated acquisitions of target companies in South Africa and North America. These shares were later cancelled on June 28, 2017.

On August 29, 2016, the Company issued 48,930 shares of PHI Group, Inc.’s restricted Common Stock to an investor under the auspices of Rule 144 for $20,000 in cash, at the price of $0.4088 per share.

On August 30, 2016, Auctus Fund, LLC converted the principal amount of $56,750 for the convertible promissory note dated February 29, 2016 and $2,829.76 in accrued interest, totaling $59,579.76, into 529,598 shares of free-trading stock of the Company.

On October 30, 2016, the Company issued 200,000 shares of PHI Group, Inc.’s restricted Common Stock to two independent consultants for consulting services at the price of $0.25 per share.

On December 5, 2016, Rev. Thuong Le , a creditor of the Company, converted $150,000 in accrued interest into 606,060 shares of Common Stock of the Company.

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On December 22, 2016, Henry Fahman , Chairman and Chief Executive of the Company, converted $250,000 from the balance of Loans from Officers to 2,500,000 restricted shares of Common Stock of the Company.

On January 30, 2017, EMA Financial, LLC converted $7,010.50 of the principal amount of the convertible promissory note dated July 20, 2016 into 180,000 shares of Common Stock of the Company.

On February 7, 2017, JSJ Investments, Inc. converted $33,734.68 from the Replacement Convertible Note dated February 2, 2017, which replaced the same amount of indebtedness with EMA Financial, LLC, into 657,169 shares of Common Stock of the Company.

On February 9, 2017, EMA Financial, LLC converted $7,200 of the principal amount of the convertible promissory note dated July 20, 2016 into 200,000 shares of Common Stock of the Company.

On March 08, 2017, EMA Financial, LLC converted $7,867.78 of the principal and accrued interest of the convertible promissory note dated July 20, 2016 into 244,340 shares of Common Stock of the Company.

On April 6, 2017, Auctus Fund LLC converted $20,651.71 principal amount of the convertible promissory note dated August 16, 2016 together with $3,498.29 of accrued and unpaid interest thereto, totaling $24,150 into 750,000 shares of Common Stock of the Company.

On June 23, 2017, the Company issued 495,441 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,500.00 of the principal amount of the Note, at the conversion price of $0.015138 per share. The principal amount of the Note after this conversion was $24,500.00.

On June 28, 2017, the Company cancelled 225,000 of Common Stock of PHI Group, Inc. previously issued to Milost Advisors, Inc. for consulting services valued at $90,000.00.

On July 05, 2017, the Company issued 740,741 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $10,000.00 of the principal amount of the Note, at the conversion price of $0.0135 per share. The principal amount of the Note after this conversion was $14,500.00.

On July 11, 2017, the Company issued 800,000 shares of free-trading Common Stock of PHI Group, Inc. to Auctus Fund LLC, holder of a Convertible Promissory Note dated 8/16/2016 of the Company, for the conversion of $5,152.00, consisting of $3,485.17 principal amount of the Note and $1,666.83 of accrued and unpaid interest thereto, at the conversion price of $0.00644 per share. The principal amount of the Note after this conversion was $32,613.12. Subsequently, on July 24, 2017, the Company paid a total of $49,530.72 to Auctus Fund LLC, consisting of $32,613.12 principal amount and the balance in pre-payment premium and accrued and unpaid interest in connection with the Convertible Promissory Note dated 8/16/16. This note was paid in full and the principal balance due remaining and accrued and unpaid interest remaining after this payment was $0.00.

On July 17, 2017, the Company issued 880,000 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,920.00 of the principal amount of the Note, at the conversion price of $0.009 per share.

On July 21, 2017, the Company issued 1,019,872 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,955.00, consisting of $6,580 principal amount of the Note and $1,375.00 of accrued and unpaid interest thereto, at the conversion price of $0.0078 per share. The principal balance due remaining and accrued and unpaid interest remaining after this conversion was $0.00.

On July 25, 2017, Henry Fahman, Chairman and Chief Executive Officer of the Company, converted $300,000 of indebtedness owed by the Company into 20,000,000 shares of restricted common stock of PHI Group, Inc. at the conversion price of $0.015 per share. The conversion into restricted common stock of the Company was effectuated pursuant to the resolutions of the Company’s Board of Directors dated March 12, 2012, June 06, 2012, and November 2, 2012 which remain in full force and effect, allowing creditors of the Company to convert any or all of their outstanding indebtedness and accrued and unpaid interest thereof into shares of common stock of PHI Group, Inc. by relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”).

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On July 25, 2017, the Company issued a total of 1,533,333 shares of restricted Common Stock of PHI Group, Inc. pursuant to Rule 144 to two non-US shareholders in connection with private stock purchase agreements dated July 19, 2017 and July 20, 2017, respectively, between these shareholders and the Company, for a total of $23,000.00, at the purchase price of $0.015 per share.

As of October 13, 2017, there were 41,082,982 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

Option grants:

On September 23, 2016, the Board of Directors of the Company approved option grants for the current members of the Board of Directors and the President and Chief Executive Officer of PHI Group, Inc. to acquire up to 6,520,000 shares of the Company’s common stock at an exercise price of $0.24 per share, based on the 10-days’ volume-weighted average price of PHI Group, Inc.’s Common Stock prior to the grant date. These options will be vested in one year after the grant date.

OUR BUSINESS

PHI Group, Inc. (the “Company” or “PHI”) is a Nevada corporation engaged in mergers and acquisitions as a principal (www.phiglobal.com). The Company has adopted plans to acquire established operating businesses in selective industries and invest in various ventures that may potentially create significant long-term value for our shareholders. In addition, we also provide corporate finance services, including merger and acquisition advisory and consulting services for client companies through our wholly owned subsidiary PHI Capital Holdings, Inc. (www.phicapitalholdings.com). No assurances can be made that the Company will be successful in achieving its plans.

In October 2011, the Company discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation), and PHI Energy Corporation (a Nevada corporation), and began to mainly focus on acquisition and development opportunities in energy and natural resource businesses. In addition, PHI Capital Holdings, Inc., a wholly owned subsidiary of PHI, continues to provide corporate and project finance services, including merger and acquisition (M&A) advisory and consulting services for other companies in a variety of industries.

Subsidiaries:

As of October 13, 2017, the Company owns 100% of PHI Capital Holdings, Inc., a Nevada corporation; 100% of American Pacific Resources, Inc., a Wyoming corporation; 100% of Abundant Farms, Inc., a Florida corporation; 100% of PHI Group Regional Center, LLC, a Florida limited liability company; 100% of Constructii SA Group, Inc., a Delaware corporation; 100% of Phivitae Corporation, a Wyoming corporation, and 75% of PHI EZ Water Tech, Inc., a Wyoming corporation.

PHI CAPITAL HOLDINGS, INC.

PHI Capital Holdings, Inc., a Nevada corporation, was originally incorporated under the name of “Providential Capital, Inc.” in 2004 as a wholly owned subsidiary of the Company to provide merger and acquisition (M&A) advisory services, consulting services, project financing, and capital market services to clients in North America and Asia. In May 2010, Providential Capital, Inc. changed its name to PHI Capital Holdings, Inc. This subsidiary has successfully managed merger plans for several privately held and publicly traded companies and continues to focus on serving the Pacific Rim markets in the foreseeable future.

AMERICAN PACIFIC RESOURCES, INC.

American Pacific Resources, Inc. is a Wyoming corporation established in April 2016 with the intention to serve as a holding company for various natural resource projects and mining activities. As of the date of this registration statement American Pacific Resources, Inc. has not generated any revenues.

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ABUNDANT FARMS, INC.

Abundant Farms, Inc., a Florida corporation, was established on December 19, 2016 to develop and operate an organic farming program in Holmes County, Florida. The Company has signed a purchase agreement and opened escrow to acquire a 408-acre farm in Bonifay, Florida.

PHI GROUP REGIONAL CENTER, LLC

PHI Group Regional Center, LLC is a Florida limited liability company established on March 22, 2017 to serve as a new EB5 regional center for Immigrant Investor Program in connection with Abundant Farms, Inc. Under the EB-5 Program, created by Congress to stimulate the U.S. economy through job creation and capital investment and administered by the United States Citizenship and Immigration Services (USCIS), an agency within the Department of Homeland Security, foreign entrepreneurs (and their spouses and unmarried children under 21) are eligible to apply for a Green Card (permanent residence) if they make the necessary investment in a commercial enterprise in the United States that creates or preserves at least 10 permanent, full-time jobs for qualified U.S. workers. (https://www.uscis.gov/working-united-states/permanent-workers/employment-based-immigration-fifth-preference-eb-5/about-eb-5-visa-classification)

CONSTRUCTII SA GROUP, INC.

Constructii SA Group, Inc. is a Delaware corporation formed on July 6, 2017 as a wholly owned subsidiary of PHI Group, Inc. and a holding company for the acquisition of 51% of Constructii SA, a Romanian company established in 1950. On June 29, 2017, PHI Group, Inc. signed an agreement to acquire 51% interest in Constructii SA for $15,000,000 in cash. The first closing of this transaction is scheduled to occur on August 28, 2017 and the final closing to occur thirty days after the first closing. The closing dates may be extended upon mutual written consent by the selling shareholder and PHI Group, Inc.

PHIVITAE CORPORATION

Phivitae Corporation is a Wyoming company established on July 7, 2017 as a wholly owned subsidiary of PHI Group, Inc. to engage in the distribution of consumer products, including but not limited to pharmaceuticals and dietary supplements.

PHI EZ WATER TECH, INC.

PHI EZ Water Tech, Inc. is a Wyoming corporation established on August 7, 2017 to engage in the manufacturing and sale of innovative water treatment systems using complex electromagnetic force, advanced oxidation, electrocoagulation and ultrasound for agriculture, healthcare and human consumption. PHI Group, Inc. owns 75% and Dr. Martin Nguyen, the inventor and Chief Technical Officer of PHI EZ Water Tech, owns 25% stock in PHI EZ Water Tech, Inc.

Discontinued operations:

The Company has discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited – UK (together with its subsidiaries Philand Ranch Ltd-Singapore, Philand Corporation-USA and Philand Vietnam Ltd.), PHI Gold Corporation (now known as NS International Corp.), and PHI Energy Corporation since June 30, 2012.

Cornerstone Biomass Corporation, a Florida corporation, was set up in January 2015 by the Company and the principals of AG Materials, LLC, an Alabama company, to engage in biomass energy. The Company held 51% of equity ownership in Cornerstone Biomass Corporation. This subsidiary’s plan was to develop and establish a 200,000 MT wood pellet plant adjacent to Klausner Lumber Mill in Live Oak, Florida. In July 2015, the Company purchased a 10-acre parcel of land from Klausner Holding USA Corporation in order to build the wood pellet plant. Due to subsequent changes in market conditions affecting industrial pellet usage in Europe, Cornerstone Biomass Corp. decided not to pursue this project. The Company has written off its initial investment in the amount of $ 2,550 and sold the land back to Klausner Holding USA. Cornerstone Biomass Corporation was dissolved effective September 23, 2016.

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Spun-off subsidiaries:

TANS GLOBAL, INC. (Formerly PROVIMEX, INC.)

Provimex, Inc. was originally formed on April 10, 2001 under the name “Providential Imex”, to focus on trade commerce with Vietnam. This division changed its name to Provimex on July 5, 2001. Provimex began to generate revenues from its import and export activities in August 2002 through the fiscal year ended June 30, 2005 and was incorporated as a Nevada corporation on September 23, 2004. The Company distributed a 15% stock dividend of Provimex, Inc. to PHI Group, Inc.’s shareholders of record as of September 15, 2004. On June 3, 2011, Provimex, Inc. signed an agreement to acquire all the issued and outstanding capital stock of Humex Medical Group Corp., a California corporation, (“Humex”) in exchange solely for a certain amount of shares of Provimex’s common stock, par value 0.001, to engage in stem research and therapy in Southeast Asia. On June 13, 2012 this transaction was rescinded in its entirety effective retroactively June 3, 2011. On June 19, 2012, Provimex, Inc. changed its name to HP.ITA Corporation. On July 20, 2012, HP.ITA Corporation (“HPUS”) signed a Corporate Combination Agreement to merge with HP.ITA Joint Stock Company (“HPVN”), a Vietnamese company, in order to go public in the United States but the Corporate Combination Agreement was subsequently rescinded because HPVN was not able to implement its business plan and complete financial audits according to the U.S. Generally Accepted Accounting Principals (“GAAP”). On September 16, 2016 HP.ITA Corp. changed its name to Tans Global, Inc. with the intention to merge with an operating company and file a registration statement with the Securities and Exchange Commission to become a fully reporting public company in the U.S. This transaction is being put on hold and subject to further modification.

OMNI RESOURCES, INC. (Formerly TOUCHLINK COMMUNICATIONS, INC.)

Touchlink Communications was formed on July 7, 2003 as a division of the Company to provide point-of-sale (POS) terminals and prepaid calling cards to retailers, convenient stores and non-profit organizations across the US. This subsidiary was later incorporated as a Nevada corporation in February 2004 under the name of Touchlink Communications, Inc. as a wholly owned subsidiary of the Company to provide long distance services to residential and business customers in the United States. The Company has declared a 15% stock dividend of Touchlink Communications, Inc. to shareholders of record as of September 15, 2004. On November 03, 2008, this subsidiary changed its name to Vietnam Media Group, Inc. with the intent to develop a multi-media business in Vietnam and subsequently resumed the corporate name of Touchlink Communications, Inc. in February 2011. On April 4, 2014, this company changed its name to Asia Green Corporation (“AGC”) and entered into a business combination agreement with Asia Green Limited Liability Company, a Vietnam-based company, to become a holding company for agroforestry and afforestation business in Vietnam and Southeast Asia. On July 28, 2014, AGC changed its corporate name to Omni Resources, Inc. The Company expects to hold about 10% equity interest in Omni Resources, Inc. following Omni’s recapitalization. As of the date of this registration statement Omni Resources, Inc. is inactive and has not implemented any reorganization plan.

Stock ownerships:

CATALYST RESOURCE GROUP, INC. (formerly JEANTEX GROUP, INC.)

As of October 13 , 2017, the Company owned 22,535,714 shares of Catalyst Resource Group, Inc. common stock, a Florida corporation, or equivalent to 2.56%. This company is currently inactive.

MYSON GROUP, INC. (formerly VANGUARD MINING CORPORATION)

As of October 13, 2017, PHI Group, Inc. and PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, together owned 33,975,106 shares of Common Stock of Myson Group, Inc., a Nevada corporation currently traded on the OTC Markets under the symbol “MYSN.”

SPORTS POUCH BEVERAGE COMPANY, INC.

As of October 13, 2017, the Company through PHI Capital Holdings, Inc. owned 292,050,000 shares of Sports Pouch Beverage Company, Inc., a Nevada corporation traded on the OTC Markets under the symbol “SPBV”.

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Contracts and commitments:

BUSINESS AND FINANCIAL CONSULTING AGREEMENT WITH THINH HUNG INVESTMENT CO.

During the fiscal year ended June 30, 2010 the Company signed an agreement with Thinh Hung Investment Co., Ltd., a Vietnam-based company, to assist Thinh Hung in identifying, locating and, possibly, acquiring various business opportunities for Thinh An Co., Ltd., a subsidiary of Thinh Hung, including but not limited to a reverse merger, a stock swap, or a business combination between Thinh An and a publicly-traded company in the U.S. In exchange for the services rendered, the Company would receive compensation in cash from Thinh Hung and common stock of the combined company. As of September 30, 2011, the Company consummated a stock purchase and investment agreement between Thinh Anh Co., Ltd. and Vietnam Foods Corporation, a Nevada corporation. However, the combined company has not filed a registration statement with the Securities and Exchange Commission to become a reporting company. The Company has recognized $26,656 as only revenues from this transaction. During the fiscal year ended June 30, 2016, the Company repaid $5,000 to Thinh Hung Investment Co. The balance of $288,219 was reclassified as Customer Advances in the Long-term Liability portion of the balance sheet as of June 30, 2017.

On August 3, 2017, the Company signed a Settlement Agreement and agreed to pay Thinh Hung Investment Co. a total amount of $381,000, which includes the outstanding balance of $288,219 that is reclassified as Customer Advances in the Long-term Liability portion of the attached balance sheet and accrued interest as agreed by the two parties.

According to the Settlement Agreement, the Compapny will transfer or cause to be transferred at least 480,000 shares of Common Stock of PHI Group, Inc. to an authorized represenatative of Thinh Hung. In the event Thinh Hung is unable to realize at least $381,000 from the sale of PHI Stock, PHI Group will either transfer additional Common Stock of PHI Group, Inc. or other marketable securities to the authorized reprenesattive designated Thinh Hung or pay cash directly to Thinh Hung until the total amount of $381,000 is reached. PHI Group, Inc. agreed to use its best efforst to pay off any outstanding balance by October 31, 2017. After the receipt of at least 480,000 shares of PHI Group Stock by the authorized representative of Thinh Hung, Thinh Hung shall deliver and transfer all the Vietnam Foods Corporation Stock to PHI Group, Inc. or its authorized representative.

CONSULTING AGREEMENT WITH SPORTS POUCH BEVERAGE COMPANY

On June 3, 2015, PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, signed a Consulting Engagement Agreement with Sports Pouch Beverage Company (“SPBV”), a Nevada corporation, to provide consulting services and assist SPBV with respect to business development, mergers and acquisitions, corporate governance, and corporate finance. PHI Capital Holdings, Inc. is entitled to receive up to forty percent of common stock in SPBV as compensation for the services rendered. The duration of this agreement is one year. As of December 31, 2016 PHI Capital Holdings, Inc. recorded a total of 292,050,000 shares SPBV stock as earned revenues from this transaction and returned 97,350,000 shares to the client.

AGREEMENT FOR DEFRAYAL OF EXPENSES AND STOCK COMPENSATION WITH ASIA GREEN CORPORATION

On July 17, 2015, the Company signed an agreement to provide $75,000 to Asia Green Corporation (AGMC”), a Nevada corporation, for AGMC to pay certain required expenses and resume its status as fully reporting company with the Securities and Exchange Commission. In exchange for the fund, AGMC agrees to allocate 500,000 shares of its Common Stock upon the consummation of a business combination between itself and a Vietnamese company engaged in agriculture and reforestation. This amount was written off as of June 30, 2017.

BUSINESS COOPERATION AGREEMENT WITH PT JAYA SAKTI GLOBALINDO

On March 17, 2016, the Company signed a Business Cooperation Agreement with PT Jaya Sakti Globalindo (JSG), an Indonesian company, to utilize hard assets held by JSG and its affiliates as collaterals for project financing. The parties intend to enter into definitive agreements for the collateral provision in connection with specific projects and the terms and conditions of such provisions. As of the date of this report, the Company has not undertaken any projects that would qualify for the utilization of collateral assets from JSG and its affiliates.

ENGAGEMENT LETTER WITH MILOST ADVISORS, INC.

On July 11, 2016, the Company signed an engagement letter with Milost Advisors, Inc. to assist the Company in its analysis, consideration and, if appropriate, execution of various financial and strategic alternatives available to it, including securing additional equity and/or debt capital, assisting the Company in its analysis and consideration of financial aspects of certain potential strategic transactions such as mergers, acquisitions, spin-offs, joint ventures, minority investments, negotiated purchases, or other similar transactions. In consideration for the services rendered by Milost, the Company agreed to pay Milost a retainer fee equal to $100,000, payable in the form of $10,000 in cash and $90,000 in stock of the Company valued at $0.40 per share. The Company also agreed to pay Milost a success fee of 8% for equity financing and 5% for mezzanine and senior debt financings. As of June 30, 2017, Milost returned 225,000 shares of Common Stock of PHI Group, Inc. valued at $90,000 to the Company and this engagement letter was null and void.

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MEMORANDUM OF UNDERSTANDING BETWEEN MILOST GLOBAL, INC.

On July 18, 2016, the Company signed a Memorandum of Understanding with Milost Global, Inc., a U.S. private equity firm, to cooperate in promoting the competitiveness of each other as well as joint activities to acquire cash-flow positive companies in North America, South Africa, Australia, Singapore and New Zealand and seek growth through M&A alternatives in order to fast-track shareholder value and dividend distribution. Both parties agreed to use Milost Advisors, Inc. as the first right of refusal advisor to conduct a strategic planning exercise, form a new Special Purpose Company (SPC) through which the partnership activities would be carried out. The same SPC would be held, managed and controlled by both parties pari passu. It was intended that this partnership would assist both parties with the implementation of their combined growth strategies and would help identify areas where each party could provide capacity building support. Subsequently, the Company terminated the engagement letter with Milost Advisors, Inc. and the Memorandum of Understanding with Milost Global, Inc.

LETTER OF INTENT TO ACQUIRE A SOUTH AFRICAN MINING SERVICES COMPANY

On July 19, 2016, the Company presented a pre-conditional non-binding undertaking to make an offer to acquire the entire issued capital of an undisclosed South African mining services company listed on the Johannesburg Stock Exchange (“SA Target”). On July 25, 2016, approval was given by the SA Target’s Board of Directors to its management team to enter into further discussions with PHI Group in good faith and to proceed with the due diligence process outlined in the undertaking.

Following the completion of the due diligence process conducted by Milost Advisors, Inc. and the Company, on September 3, 2016, the Company presented a Letter of Intent (“LOI”) to the SA Target to acquire all its issued capital in exchange for common stock in PHI Group. The exchange rate would be determined on the basis of 10 days’ Volume-Weighted Average Price (VWAP) of both companies before the day of the LOI. According to the LOI, the Company also commits to the provision of a USD $ 20 million shareholder loan facility to the SA Target. Approximately USD $ 12 million will be used for the repayment of the SA Target subsidiary’s term loan and the remaining USD $ 8 million will be available as a draw down facility for financing the working capital requirements of the SA Target. The USD $ 12 million facility will be non-interest bearing until the company has effectively turned around or whilst there are minority shareholders in Buildmax. Thereafter, interest of 5% per annum will be charged on the shareholder loan and the loan will be repaid over a period to be agreed depending on the free cash flow generated by the SA Target.

On September 6, 2016, approval was granted by both the SA Target’s Board of Directors and Independent Board to its management team to enter into further discussions with PHI Group in good faith and to proceed with the transaction.

On September 14, 2016, the Company received confirmation from SA Target’s management that 77% of the shareholders of the SA Target approved the acquisition offer by PHI Group.

On October 10, 2016, Milost Global, Inc. submitted a revised offer to SA Target, which was declined by SA Target’s Board of Directors on October 11, 2016. Subsequently the Company decided not pursue this transaction.

SECURED LINE OF CREDIT FACILITY WITH TCA GLOBAL CREDIT MASTER FUND, LP

On August 30, 2016, the Company signed a term sheet with TCA Global Credit Master Fund, LP (“Investor”) for a maximum $15,000,000 senior secured line of credit, of which $4,000,000 will be made available to the Company on the first drawdown (the “Initial Line of Credit”) for acquisition financing. The Closing Date will be the start date for the Line of Credit Facility.

The Company, at the discretion of the Investor, may request an increase in the line of credit at agreed upon time periods and agreed upon amounts. The sum of the Initial Line of Credit and the subsequent line increases, if any, (the “Then Current Line Size”) shall not exceed the maximum line of credit. Each subsequent line increase will require the Company to execute and deliver a new or revised revolving note to the Investor and be responsible for any fees and expenses associated with the line increase.

The line of credit may be drawn down, at the Investor’s discretion, and repaid by the Company throughout the term of the facility. The amount requested to be drawn down (the “Advance”) shall not exceed 80% of repayments to the Investor’s designated account, less interest and fees, if the reserve amount on the Then Current Line Size has not been satisfied. The frequency of Advances will be mutually agreed upon between the Investor and the Company. As of the date of this report, the Company has not drawn down any amount from the line of credit.

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MILOST EQUITY SUBSCRIPTION AGREEMENT

On September 8, 2016, the Company entered into a Letter of Intent with Milost Global, Inc., a U.S. private equity firm, with respect to the principal terms and conditions under which Milost Global, Inc. would invest up to $100 million in PHI Group, Inc. Investment in the amount of $50 million would be as equity and $50 million as loan.

On September 25, 2016, the Company signed an agreement with Milost Global, Inc. for up to $50 million structured as a Milost Equity Subscription Agreement (the ‘MESA”) whereby Milost Global was willing to initially invest $15 million for working capital needs of PHI Group. The amount of $15 million would be drawn down in tranches at a minimum of $500,000 until fully utilized. Further, the MESA would be utilized for the share exchange between Milost Global, Inc. and PHI Group and the balance of the $50 million facility would be available for equity leakage for future acquisitions of PHI Group. According to the structure of the MESA, Milost Global, Inc. would be entitled to purchase shares of common stock of PHI Group for a price per share on the basis of $2 at a discount of 20%. The Company and Milost agreed that for as long as the Company’s stock price has not reached $2 per share, Milost Global, Inc. would receive the Company’s convertible notes instead of the Company’s shares for each drawdown. Milost Global, Inc. would have the right to convert the convertible notes into common shares of the Company once the price of PHI Group’s stock reaches the target price of $2. The Company agreed to pay Milost Global, Inc. a commitment fee equal to 4% of the total commitment, payable within 3 business days after the price of the Company’s common stock reaches the target price of $6.

On September 27, 2016, the Company submitted a Drawdown Notice to Milost Global, Inc. for a total of $2,750,000 from the MESA’s total $50-million commitment in form of a convertible note bearing annual interest of 5% and convertible to common stock at 20% discount when PHI Group’s common stock reaches $2 per share. The proceeds from this drawdown would be allocated as follows: $2,150,000 towards the cash payment for the purchase of the agricultural company (“Agri Target”) in Southeastern United States, $500,000 for due diligence and document fees for the acquisitions of the SA Target, Agri Target and an educational company in Canada, and $100,000 for general working capital. On September 28, 2016, Milost Global, Inc. confirmed that $500,000 had been remitted to Milost Advisors from Milost Global, Inc. on behalf of PHI Group, Inc. As part of the first Drawdown Notice presented to Milost Global, Inc. by the Company. As of the date of this report, the Company has not received any direct disbursements from Milost Global, Inc. for the drawdown and has terminated the Milost Equity Subscription Agreement in its entirety.

CONSULTING SERVICE AGREEMENT WITH TANS COMPANY LTD.

On September 9, 2016, PHI Capital Holdings, Inc. signed a Consulting Service Agreement with Tans Company, Ltd., a Vietnam-based company, to provide advisory and consulting services on a non-exclusive basis to assist Tans Co. in becoming a publicly traded company in the U.S. Stock Market. The Company is entitled to cash compensations from Tans Co. and a portion of equity in the new public company. As of the date of this report, this transaction is subject to further review by both parties.

MEMORANDUM OF UNDERSTANDING TO ACQUIRE ABOUND FARMS, INC.

On September 30, 2016, the Company signed a Memorandum of Understanding with Abound Farms, Inc., (“AFI Target”) a U.S. company, to acquire 100% of AFI Target. AFI Target is engaged in hydroponics and possesses proprietary water treatment systems and nutrients that are known to substantially enhance farming yields. The MOU sets forth the guidelines for further negotiations between AFI Target and the Company before the signing of a definitive agreement that contains representations, warranties, covenants, and indemnities customary for a transaction of this type. The Company intends to incorporate the AFI Target’s water treatment systems and nutrients to the Agri Target’s business after the closing of these transactions.

MEMORANDUM OF AGREEMENT WITH HOANG MINH CHAU HUNG YEN LLC.

On January 26, 2017, the Company entered into a Memorandum of Agreement to acquire 51% of Hoang Minh Chau Hung Yen, LLC, (“HMC”) a Vietnamese company specializing in growing and processing turmeric for food, cosmetic and medicinal usages. The Company intends to apply HMC’s expertise and experience in turmeric cultivation and processing for its organic farming program in the U.S. through its subsidiary Abundant Farms, Inc. The closing of this transaction is subject to further due diligence review and financial audits of HMC.

BUSINESS COOPERATION AGREEMNT WITH NATHAN TRADING LTD.

On January 28, 2017, the Company entered into a Business Cooperation Agreement with Nathan Trading Limited Co., (“NTC”) a Thai company engaged in the promotion of the cultivation and processing of sacha inchi seeds for food, cosmetics and healthcare. The Company intends to initially purchase NTC’s sacha inchi products from NTC for distribution in the U.S. and international markets and subsequently cooperate with NTC to promote the planting for sacha inchi plants and secure raw material sources to increase production capacity in the future.

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PURCHASE AGREEMENT TO ACQUIRE A FARM IN HOLMES COUNTY, FLORIDA

In March 2017, the Company signed a Commercial Contract to acquire a 408-acre farm together with buildings, fixtures, and farming systems and in Bonifay, Holmes County, Florida for a total purchase price of $1,500,000. The Company made an initial deposit of $37,500 towards the total purchase price and has negotiated with the farm owners to extend the closing date of the Purchase Agreement until the end of December 2017. The Company intends to use this property for Abundant Farms, Inc., a wholly owned subsidiary of the Company, to develop a proprietary organic farming program in conjunction with EB-5 investment capital from qualified international investors.

INVESTMENT AGREEMENT WITH AZURE CAPITAL, INC.

On March 6, 2017, PHI Group, Inc., a Nevada corporation (the “Company”) and Azure Capital, a Massachusetts Corporation (the “Investor”) entered into an Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated March 6, 2017 between the Company and the Investor. The Investment Agreement and the Registration Rights Agreement were amended on August 3, 2017. Pursuant to the Investment Agreement, the Investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 worth of the Company’s common stock, over a period of 36 months from the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the Investment Agreement. The Company agrees to reserve 65,445,000 shares of its Common Stock for issuance to the Investor pursuant to the Investment Agreement. In the event the Company cannot register a sufficient number of shares of its Common Stock for issuance pursuant to the Investment Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of shares required for the Company to perform its obligations in connection with the Investment Agreement as soon as reasonable practical.

The Company may in its discretion draw on the facility from time to time, as and when the Company determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that the Company is entitled to put to the Investor in any one draw down notice shall not exceed shares with a purchase price of $250,000 or 200% of the average daily volume (U.S. market only) of the Company’s Common Stock for the three (3) Trading Days prior to the applicable put notice date multiplied by the average of the three (3) daily closing prices immediately preceding the put date, calculated in accordance with the Investment Agreement. The Company may deliver a notice for a subsequent put from time to time, after the pricing period for the prior put has been completed.

The purchase price shall be set at ninety-four percent (94%) of the lowest daily volume weighted average price (VWAP) of the Company’s common stock during the five (5) consecutive trading days immediately following the put notice date. On each put notice submitted to the Investor by the Company, the Company shall specify a suspension price for that put. In the event the price of Company’s Common Stock falls below the suspension price, the put shall be temporarily suspended. The put shall resume at such time the price of the Company’s Common Stock is above the suspension price, provided the dates for the pricing period for that particular put are still valid. In the event the pricing period has been complete, any shares above the suspension price due to the Investor shall be sold to the Investor by the Company at the suspension price under the terms of the Investment Agreement. The suspension price for a put may not be changed by the Company once submitted to the Investor.

There are put restrictions applied on days between the draw down notice date and the closing date with respect to that particular put. During such time, the Company shall not be entitled to deliver another draw down notice. In addition, the Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

The Investment Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. The Investment Agreement further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below). Investor should read the Investment Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

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Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registrations statements with the SEC within twenty-one (21) days after the date of the Registration Rights Agreement to register the resale by the Investor of the shares of common stock issued or issuable under the Investment Agreement. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the registration statement is filed.

The Company filed an S-1 Registration Statement with the Securities and Exchange Commission on April 3, 2017 and a Withdrawal of Registration Statement on August 7, 2017. Subsequently, a new S-1 Registration Statement was filed on August 7, 2017 and an S-1/A was filed on September 15, 2017.

AGREEMENT WITH PRIMEFORTH RENEWABLE ENERGY LTD.

On June 24, 2015, PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, signed a Consulting Engagement Agreement with Primeforth Renewable Energy Ltd. (“Primeforth”), a Singaporean company, to provide consulting services with respect to corporate development, corporate finance and debt financing for Primeforth Renewable Energy. PHI Capital Holdings is entitled to a one-time non-refundable professional fee of $20,000 and 4% cash success fee for any financing arranged for Primeforth. The Company is also entitled to additional compensations for advisory and business development services for the client. The term of this agreement is two years. The Company recognized $40,000 as revenues for the fiscal year ended June 30, 2016 and $40,000 for the fiscal year ended June 30, 2017, respectively.

AGREEMENT FOR DEFRAYAL OF EXPENSES AND STOCK COMPENSATION WITH ASIA GREEN CORPORATION

On July 17, 2015, the Company signed an agreement to provide $75,000 to Asia Green Corporation (AGMC”), a Nevada corporation, for AGMC to pay certain required expenses and resume its status as fully reporting company with the Securities and Exchange Commission. In exchange for the fund, AGMC agrees to allocate 500,000 shares of its Common Stock upon the consummation of a business combination between itself and a Vietnamese company engaged in agriculture and reforestation. This amount was written off from the Company’s balance sheet as of June 30, 2017.

CONSULTING SERVICE AGREEMENT

On September 23, 2016, the Company signed an agreement to engage a consultant for M&A due diligence, business development, and other corporate services for a period of on year. The Company has agreed to pay the consultant a one-time fee of one hundred thousand restricted shares of the PHI Group’s stock as compensations for the term of the agreement.

OPTION GRANTS

On September 23, 2016, the Board of Directors of the Company approved option grants for the current members of the Board of Directors and the President and Chief Executive Officer of PHI Group, Inc. to acquire up to 6,520,000 shares of the Company’s common stock at an exercise price of $0.24 per share, based on the 10-days’ volume-weighted average price of PHI Group, Inc.’s Common Stock prior to the grant date. These options will be vested in one year after the grant date.

PRIVATE STOCK PURCHASE AND SALE AGREEMENT WITH MAXAGRO GROUP

On May 26, 2017, the Company entered into a Private Stock Purchase and Sale Agreement (“Agreement”) to purchase 51% of equity ownership in Maxagro Farm SRL (“MXG”), a Romanian company, in exchange for cash or stock of the Company (or of a Company’s subsidiary). The fair value of the transaction will be determined by both parties after the completion of a business valuation of MXG by one or more reputable, qualified independent business valuation firms and the financial audits of MXG by a PCAOB-registered auditing firm. This closing of this transaction was originally scheduled to occur on August 08, 2017 and is extended to the end of December 2017, unless further extended by mutual consent of both parties.

BUSINESS COOPERATION AGREEMENT WITH HUNG VUONG EXPORT IMPORT AND CONSTRUCTION JOINT STOCK COMPANY

On May 6, 2017, the Company signed a Business Cooperation Agreement with Hung Vuong Export Import and Construction Joint Stock Company, a Vietnamese company, to form a new corporation or utilize Philand Corporation, a Wyoming corporation previously formed by the Company, as the holding company for the purpose of acquiring an eighty-five percent ownership in VIDIFI JSC, a Vietnamese company that owns and operates the 105-Km Hanoi-Haiphong Expressway together with other industrial zone and urban centers along this expressway. This transaction is subject to the approval of the appropriate ministries and the Prime Minister of the central government of Vietnam as well as available financing options.

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AGREEMEN TO PURCHASE 51% EQUITY OWNERSHIP IN CONSTRUCTII SA

On June 29, 2017, the “Company entered into a “Contract for Transfer of Shares” to purchase 51% of equity ownership in Constructii SA, (“CSA”), a Romanian company engaged in construction and manufacturing since 1950, from Ioan Tusinean, the majority shareholder of CSA, in exchange for fifteen million U.S. dollars in cash. The first closing of this transaction was scheduled to occur within a maximum of sixty days from the date of signing of the Contract and the final closing to occur thirty days after the first closing. Subject to mutual written consent of the Company and the selling shareholder of CSA, the final closing may occur at other times.

BUSINESS AND FINANCIAL CONSULTING AGREEMENT WITH THINH HUNG INVESTMENT CO.

During the fiscal year ended June 30, 2010 the Company signed an agreement with Thinh Hung Investment Co., Ltd., a Vietnam-based company, to assist Thinh Hung in identifying, locating and, possibly, acquiring various business opportunities for Thinh An Co., Ltd., a subsidiary of Thinh Hung, including but not limited to a reverse merger, a stock swap, or a business combination between Thinh An and a publicly-traded company in the U.S. In exchange for the services rendered, the Company would receive compensation in cash from Thinh Hung and common stock of the combined company. As of September 30, 2011, the Company consummated a stock purchase and investment agreement between Thinh Anh Co., Ltd. and Vietnam Foods Corporation, a Nevada corporation. However, the combined company has not filed a registration statement with the Securities and Exchange Commission to become a reporting company. The Company has recognized $26,656 as only revenues from this transaction. During the fiscal year ended June 30, 2016, the Company repaid $5,000 to Thinh Hung Investment Co. The balance of $288,219 was reclassified as Customer Advances in the Long-term Liability portion of the balance sheet.

CONSULTING SERVICE AGREEMENT WITH TANS COMPANY LTD.

On September 9, 2016, PHI Capital Holdings, Inc. signed a Consulting Service Agreement with Tans Company, Ltd., a Vietnam-based company, to provide advisory and consulting services on a non-exclusive basis to assist Tans Co. in becoming a publicly traded company in the U.S. Stock Market. The Company is entitled to cash compensations from Tans Co. and a portion of equity in the new public company. As of the date of this report, this transaction is being put on hold and subject to further modification by both parties.

AGREEMENT TO ACQUIRE A FARM IN HOLMES COUNTY, FLORIDA

On March 3, 2017, the Company signed a commercial contract to purchase a 408-acre farm together with buildings, fixtures, and farming systems and in Bonifay, Holmes County, Florida for a total purchase price of $1,500,000. The Company has made a non-refundable deposit of $37,500 towards to the total price and agreed to make five installment payments of $250,000 each and a final payment in the amount of $212,500. The closing date for this transaction was previously scheduled to occur on July 3, 2017; however, both the seller and the Company have agreed to extend the closing date until close to the next growing season in Holmes County, FL. The Company intends to use this property to develop a proprietary organic farming project in conjunction with an EB-5 Immigrant Investment Program.

BUSINESS COOPERATION AGREEMENT WITH TNB VIETNAM JSC

On August 7, 2017, the Company signed a Business Cooperation Agreement with TNB Vietnam JSC, a Vietnamese company located in the Mekong Delta that specializes in cultivating and processing “forest” bitter melon (momordica charantia). According to the agreement, TNB and PHI Group plan to facilitate mutual growth and expansion including but not limited to: (1) Purchase of finished forest bitter melon products from TNB for distribution and sale in the U.S., Europe, China and other select international markets under PHI Group’s private labels; (2) Purchase of semi-processed ingredients from TNB in order to manufacture other end products for export markets; (3) Strategic alliance by acquisition of equity interest in TNB and/or exchange of ownership between TNB and PHI via stock swap; and (4) Co-developing and cultivating forest bitter melon as well as manufacturing and marketing its products in the U.S. and other international markets with potential for long-term growth.

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MEMORANDUM OF UNDERSTANDING WITH AQUARIUS POWER, INC.

On August 9, 2017, the Company signed a Memorandum of Understanding (“MOU”) with Aquarius Power, Inc. (“AQP”), a Texas company, to provide renewable energy technology to Vietnam. PHI has also made an investment to become a strategic shareholder of AQP.

PHI and AQP will form a joint venture company which will have the exclusive right to sublicense, sell, build, own and/or operate the AQP energy systems in Vietnam on an exclusive basis.

PHI will be responsible for: Obtaining all necessary approvals to build, own and operate AQuarius Energy System; Securing a binding and acceptable power purchase agreement (PPA) from the governmental authority; Providing the land for the Aquarius Energy System; Providing the construction and civil engineering know-how to build the energy pools; Providing management, engineering and operational manpower to build and operate the AQuarius Engineering System; and Providing the interconnection of the AQuarius Energy System to the national grid.

AQP’s responsibilities include: Support PHI in obtaining the Power Purchase Agreement; Conduct a site survey and provide blueprints for a tailor made Energy System; Provide technical support for the construction and operation of the Energy System (Includes training for construction, installation and operations); Build, Ship, the AQuarius Energy System(s); and Install and commission the AQuarius Energy System as required.

AQuarius Wave Energy System is a land-based wave energy system that uses a combination of gravity and “buoyancy” found within the interaction between air and water to produce power that can be used to generate electricity and / or produce potable water. AQuarius is a baseload zero carbon footprint that uses no consumables and can be installed virtually anywhere on the planet that is cost effective against any fossil fuel alternatives. The system, which can be built turn-key within 6 months of obtaining permits, has an operating life of over 60 years and is clean, scalable, reliable, and extremely flexible. Its operating cost is comparably low as hydroelectric systems.

On October 6, 2017, the Company signed a new Memorandum of Understanding (“MOU”) with Aquarius Power, Inc. to expand the scope of cooperation and provide the same renewable energy technology to Eastern Europe and the European Region. For Eastern Europe the Company is in the process of planning to build a pilot unit in Romania using AQP technology. PHI also intends to make additional investments in AQP.

MASTER BUSINESS COOPERATION AGREEMENT WITH THO XUAN DUONG JOINT STOCK COMPANY

On August 14, 2017, the Company signed a Master Business Cooperation Agreement with Tho Xuan Duong Joint Stock Company, a Vietnamese traditional medicine company with 400 years of history, to cooperate with each other in the following areas: (1) PHI will assist TXD to promote and advertise TXD’s brand and traditional medicinal products and treatments on a global basis; (2) PHI will assist TXD to set up manufacturing facilities and/or establish strategic alliances with pharmaceutical production and distribution companies in Europe, the United States, the Middle East, Central and South America, Africa and other selective geographical areas; (3) PHI will assist TXD to access funding sources to implement TXD’s business plan; (4) PHI will discuss and negotiate with TXD to consider an acquisition of equity interest in TXD and/or exchange of ownership between TNB and PHI by way of stock swap to form a strategic alliance between the two companies; (5) PHI and TXD will further discuss the potential of taking TXD public in the U.S. and/or European Stock Markets to provide long-term financing capabilities for TXD’s development and growth; (6) PHI and TXD will cooperate to build and develop raw material areas, preliminary and full-scale processing facilities for herbal medicines, and herbal medicine tourism area in Sapa, Lao Cai Province, Northern Vietnam; (7) PHI will assist TXD to obtain special medical devices using Low Level Laser Light Therapy technologies developed by American Laser Healthcare Corp., a US company, and cleared by the U.S. FDA for pain treatment, needles acupuncture, diabetes Type 2, and 18 devices, as well as access other medical devices for TXD’s usage as needed; and (8) PHI and TXD may jointly develop, manufacture and market other products and/or engage in other business activities that may be of mutual interest to both parties.

LETTER OF INTENT TO ACQUIRE 80% OF MEDICAL CORP SRL, A ROMANIAN COMPANY

On August 23, 2017, the Company signed a Letter of Intent to acquire eighty percent (80%) equity interest in Medical Corp SRL (“MDC”) for the price of one million Euros. However, the final purchase price and payment schedule will be determined after an asset valuation of MDC. Both companies intend to execute a Definite Agreement to consummate this transaction as soon as practical.

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AGREEMENT TO ACQUIRE 51% OWNERSHIP IN 400-ACRE MINING CLAIMS IN GRANT COUNTY, OREGON

On September 2, 2017, American Pacific Resources, Inc., a Wyoming corporation (“APR”) and wholly owned subsidiary of the Company, entered into an Agreement of Purchase and Sale with Rush Gold Royalty Inc, a Wyoming corporation, to acquire a 51% ownership in twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A., in exchange for a total purchase price of twenty-five million U.S. Dollars ($US 25,000,000) to be paid in a combination $20 million in PHI Group, Inc.’s Class A Series II Convertible Cumulative Redeemable Preferred Stock (“Preferred Stock”), and $5 million in cash and demand promissory note upon the closing of this contemplated transaction.

The PHI Group’s Class A Series II Preferred Stock is priced at $5 per share (“Original Price per Share”), carrying a cumulative dividend rate of 8%, redeemable at 120% premium to the Original Price per Share, and convertible to Common Stock of PHI Group at 25% discount six months after issuance or to Common Stock of APR at 50% discount to the then relevant market price when APR has become a fully-reporting company.

This transaction was closed effective October 3, 2017.

TECHNICAL ASSISTANCE AGREEMENT WITH AUBURN UNIVERSITY

On September 25, 2017, the Company signed a Technical Assistance Agreement with Auburn University to conduct a research program in order to determine the market segments related to supply and demand of medicinal and aromatic plants in the world, and then focus more specifically on major production and consumption markets. The first four topics of the research program focus on the production, medicinal applications, and market analysis of turmeric, saffron, bitter melon, and some major potential and aromatic plants. The last topic covers the trends and solutions of switching from conventional farming to organic farming of these crops to meet the future food and medicinal consumption. The research program begins on October 1, 2017 and ends on September 30, 2018.

Properties

As of October 13, 2017, the Company did not have any properties or equipment.

Legal proceedings

LEGAL PROCEEDINGS SETTLED OR UNPAID AS OF THE QUARTER ENDED JUNE 31, 2017:

Quang Van Cao and Nhan Thi Nguyen Cao Vs. Providential Securities, Inc. et Al.

This case was originally submitted to Orange County Superior Court, CA on June 25, 1997, Case No. 781121, and subsequently moved to NASD Dispute resolution for arbitration. On or about August 24, 2000, the Company’s legal counsel negotiated with the Claimant’s counsel and unilaterally reached a settlement that had not been approved by the Company. While the Company was in the process of re-negotiating the terms of said settlement, the Claimants filed a request for arbitration hearing before the National Association of Securities Dealers on October 4, 2000, Case No. 99-03160. Thereafter, the Claimants filed a complaint with the Orange County Superior Court, CA on October 31, 2000, Case No. 00CC13067 for alleged breach of contract for damages in the sum of $75,000 plus pre-judgment interest, costs incurred in connection with the complaint, and other relief. Without admitting or denying any allegations, the Company reached a settlement agreement with the Claimants whereby the Company would pay the Claimants a total of $62,500 plus $4,500 in administrative costs. As the date of this report, the Company has paid $2,500 and is subject to an entry of judgment for $79,000. In May 2011, the Claimants filed an application for and renewal of judgment for a total of $140,490.78. As of June 30, 2017 the Company accrued $172,091 for potential liabilities in connection with this case in its consolidated audited financial statements.

William Davidson Vs. Doan et Al.

On or about February 01, 2010, the company was notified of a suit that was filed with the Superior Court of the State of California for the County of Los Angeles on November 24, 2009 by William Davidson, an individual against Martin Doan, Henry Fahman, Benjamin Tran, HRCiti Corporation, and Providential Capital, Inc. (collectively referred to as “Defendants” Case No. BC 426831). Plaintiff demanded an amount of not less than $140,000.00 from Defendants for promissory notes outstanding between Plaintiff and the company.

On July 09, 2012 William Davidson and PHI Capital Holdings, Inc. (formerly Providential Capital, Inc.), a subsidiary of the Company, reached a settlement agreement with respect to whereby PHI Capital agreed to pay William Davidson a total of $200,000 over a period of nineteen months beginning September 1, 2012. Since November 30, 2012, William Davidson has converted portions of the total amount into common stock of PHI Group, Inc. in lieu of cash payment. The Company has accrued $90,000 as the required liability associated with the balance of these notes in its consolidated audited financial statements as of June 30, 2017.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except for the audited historical information contained herein, this report specifies forward-looking statements of management of the Company within the meaning of Section 27a of the Securities Act of 1933 and Section 21e of the Securities Exchange Act of 1934 (“forward-looking statements”) including, without limitation, forward-looking statements regarding the Company’s expectations, beliefs, intentions and future strategies. Forward-looking statements are statements that estimate the happening of future events and are not based on historical facts. Forward- looking statements may be identified by the use of forward-looking terminology, such as “could”, “may”, “will”, “expect”, “shall”, “estimate”, “anticipate”, “probable”, “possible”, “should”, “continue”, “intend” or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in this report have been compiled by management of the Company on the basis of assumptions made by management and considered by management to be reasonable. Future operating results of the Company, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements. The assumptions used for purposes of the forward-looking statements specified in this report represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. In addition, those forward-looking statements have been compiled as of the date of this report and should be evaluated with consideration of any changes occurring after the date of this report. No assurance can be given that any of the assumptions relating to the forward-looking statements specified in this report are accurate and the Company assumes no obligation to update any such forward-looking statements.

RESULTS OF OPERATIONS FOR THE YEARS ENDED JUNE 30, 2017 AND JUNE 30, 2016

Revenues:

The Company generated $113,500 in revenues from consulting, advisory and management services during the fiscal year ended June 30, 2017, as compared to $332,050 in revenue for the year ended June 30, 2016.

Operating Expenses:

The Company incurred total operating expenses of $670,458 for the year ended June 30, 2017 as compared to $464,921 for the year ended June 30, 2016. This represents an increase of $205,537 or 44.21 % in total operating expenses from the prior year. The increase was primarily due to an increase of $245,073 in professional services, offset by a decrease of $36,910 in general and administrative expenses.

Income (loss) from operations:

The Company had a loss from operations of $556,958 for the fiscal year ended June 30, 2017 as compared to a loss from operations of $132,871 for the year ended June 30, 2016. This represents an increase of $424,087 or 319.17 % in loss from operations during the current year as compared to that of the precious year. This was mainly due to the fact that the Company generated $218,550 less in revenues while incurring $205,537 more in total operating expenses during the fiscal year ended June 30, 2017 as compared to the corresponding items during the fiscal year ended June 30, 2016.

Other income (expense)

The Company had a net other expense of $1,003,760 for the fiscal year ended June 30, 2017 as compared to a net other income of $124,873 for the prior year. This was primarily due to the fact the Company had an increase in interest expense of $258,985, a loss on sale of marketable securities of $2,874, a loss on sale of assets of $20,011, a loss on loan/note conversions of $131,818 and other expense of $322,495 in the current year as compared to the prior year.

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Net income (loss):

The Company had a net loss of $1,560,718 for the fiscal year ended June 30, 2017, as compared to a net loss of $7,998 for the prior year, representing an increase in $1,552,720 in net loss between the two fiscal years. The net loss per share based on the basic and diluted weighted average number of common shares outstanding for the fiscal year ended June 30, 2017 was $(0.10) as compared to $(0.00) for the fiscal year ended June 30, 2016.

CASH FLOWS

We had $38,369 in cash and cash equivalents of as of June 30, 2017, as compared to $2,482 in cash and cash equivalents as of June 30, 2016, respectively.

Net cash used in our operating activities was $6,924,748 for the fiscal year ended June 30, 2017 as compared to net cash used in operating activities of $1,849,100 for the fiscal year ended June 30, 2016, respectively. The underlying reasons for the increase in net cash used in operating activities between the two periods were mainly due to an increase of $108,876 in other assets and pre-paid expenses, a decrease in accrued expenses of $5,254,654 due to reclassification to long-term liabilities, and an increase of $1,552,720 in net loss from operations between the current fiscal year and the previous fiscal year.

Net cash provided by investing activities was $224,688 for the fiscal year ended June 30, 2017 as compared to cash used in investing activities of $146,959 for the fiscal year ended June 30, 2016, respectively. The underlying reasons for the change in net cash provided by (used in) investing activities between the two fiscal years were primarily due to write-offs of $157,733 from deposit for acquisition and other asset receivable, and the sale of land in Live Oak, Florida in connection with the closure of Cornerstone Biomass Corporation between the two corresponding fiscal years.

Net cash provided by financing activities was $6,735,447 for the fiscal year ended June 30, 2017 as compared to cash provided by financing activities of $$1,987,517 for the fiscal year ended June 30, 2016, respectively. The underlying reasons for the increase in cash provided by financing activities during the current fiscal year were primarily due to a change from short-term to long-term liabilities of $5,722,056, proceeds from Common Stock of $907,261, and a change in other comprehensive income (loss) of $123,211 in the current fiscal year, as compared to the prior fiscal year.

HISTORICAL FINANCING ARRANGEMENTS:

SHORT TERM NOTES PAYABLE AND ISSUANCE OF COMMON STOCK

In the course of its business, the Company has obtained short-term loans from individuals and institutional investors and from time to time raised money by issuing restricted common stock of the Company under the auspices of Rule 144. As of June 30, 2017, the Company reclassified $614,390 from short-term notes payable with accrued interest of $2,303,163 to long-term liabilities, as compared to short-term notes payable of $673,660 with accrued interest of $2,879,655 as of June 30, 2016, respectively. These notes bear interest rates ranging from 0% to 36% per annum.

CONVERTIBLE PROMISSORY NOTES

On February 29, 2016, the Company issued a convertible promissory note in the amount of $56,750 to Auctus Fund, LLC, a Delaware limited liability company. This convertible note is due and payable on November 29, 2016 with interest of 10% per annum. This note is convertible at the election of Auctus Fund, LLC from time to time after the issuance date. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the note becomes immediately due and payable. Should an event of default occur, the Company is liable to pay 150% of the then outstanding principal and interest. The note agreement contains covenants requiring Auctus Fund’s written consent for certain activities not in existence or not committed to by the Company on the issuance date of the note, as follows: dividend distributions in cash or shares, stock repurchases, borrowings, sale of assets, certain advances and loans in excess of $100,000, and certain guarantees with respect to preservation of existence of the Company and non-circumvention. Outstanding note principal and interest accrued thereon can be converted in whole, or in part, at any time by Asher after the issuance date into an equivalent of the Company’s common stock determined by 55% of the average of the two lowest closing trading prices of the Company’s common stock during the twenty (20) trading days prior to the date the of the note. The Company may prepay the amounts outstanding to Auctus Fund at any time up to the 180th day following the issue date of this note by making a payment to the note holder of an amount in cash equal to 125% to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, depending on the time of prepayment. On August 30, 2016, Auctus Fund, LLC converted the principal amount of $56,750 and $2,829.76 in accrued interest, totaling $59,579.76, into 529,598 shares of free-trading stock of the Company. This note was paid in full as of August 30, 2016.

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During the fiscal year ended June 30, 2017, the Company issued the following convertible promissory notes to various private investment funds:

On July 20, 2016, the Company issued a convertible promissory note in the amount of $50,000 to EMA Financial, LLC, a Delaware limited liability company. The note has a coupon rate of 10%, matures in one year and is convertible to Common Stock of the Company at a conversion price equals the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading immediately preceding the Closing Date of this note, and (ii) 55% of the lowest sale price for the Common Stock on the Principal Market during the twenty (20) consecutive Trading Days immediately preceding the Conversion Date. The note may be prepaid at 130% - 145% of outstanding principal and interest up to 180 days. This note was paid off in full as of March 08, 2017.

On August 16, 2016, the Company issued a convertible promissory note in the amount of $56,750 to Auctus Fund, LLC, a Delaware limited liability company. The note has a coupon rate of 10%, matures on May 16, 2017 and is convertible to Common Stock of the Company at a conversion price equals the lower of: (i) 50% multiplied by the average of the two lowest Trading Price during the previous twenty-five Trading Day period ending on the latest complete Trading Date prior to the date of this note and (ii) 50% multiplied by the average of the two lowest Trading Prices for the Common Stock during the twenty-five Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The note may be prepaid at 135% - 150% of outstanding principal and interest up to 180 days. This note was paid off in full as of April 6, 2017.

On December 15, 2016, the Company issued a convertible promissory note in the amount of $32,000 to Power Up Lending Group. The note has a coupon rate of 8%, matures on September 30, 2017 and is convertible (after 180 days) to Common Stock of the Company at a conversion price equals to 58% multiplied by the average of the two lowest trading prices during the previous ten trading day period ending on the latest complete trading date prior to the conversion date; and the note may be prepaid at 150% of outstanding principal and interest up to 180 days. This note was paid off by conversions into shares of Common Stock of the Company as of July 21, 2017.

On February 2, 2017, the Company issued a convertible promissory note in the amount of $33,734.68 to JSJ Investments Inc. for the assignment of a portion of principal amount and accrued interest of the EMA Financial, LLC convertible promissory note dated July 20, 2016. This note was converted into 657,169 shares of common stock of the Company by JSJ Investments, Inc. on February 7, 2017.

On February 2, 2017, the Company issued a convertible promissory note in the amount of $42,000 to JSJ Investments Inc. with an interest rate of 10%, convertible to common stock at 45% discount. The maturity date of this note is 11/2/2017. On August 1, 2017, the Company paid $31,462.60 to JSJ Investments for one half of the principal of the note, one half of the prepayment premium and one half of the accrued and unpaid interest. As of September 30, 2017, the unpaid principal balance was $21,000.

On February 23, 2017, the Company issued a new convertible promissory note to Power Up Lending Group for $28,000, with an interest rate of 8% and convertible to Common Stock of the Company at 45% discount. The maturity date of this note is 11/30/2017. On August 14, 2017, the Company paid a total of $43,024.88 to Power Up Lending Group, which amount included the principal, prepayment premium and accrued interest. This note was paid off in full as of August 14, 2017.

On March 3, 2017, the Company issued a new convertible promissory note to Auctus Fund, LLC for $75,000, with an interest rate of 10% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is 12/3/2017. On September 9, 2017, the Company paid Auctus Fund, LLC $39,308.22, which amount included one third of the principal, one third of prepayment premium and one third of accrued interest. As of September 30, 2017, the unpaid principal of the note was $50,000.

On April 4, 2017, the Company issued a new convertible promissory note to EMA Financial LLC for $50,000, with an interest rate of 10% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is 4/4/2018.

On April 5, 2017, the Company issued a new convertible promissory note to JSJ Investments, Inc. for $40,000, with an interest rate of 10% and convertible to Common Stock of the Company at 45% discount. The maturity date of this note is 1/5/2018.

On April 12, 2017, the Company issued a new convertible promissory note to Power Up Lending Group for $33,500, with an interest rate of 12% and convertible to Common Stock of the Company at 42% discount. The maturity date of this note is 1/25/2018.

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On June 9, 2017, the Company issued a new convertible promissory note to Crown Bridge Partners LLC for $35,000, with an interest rate of 5% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is June 9, 2018.

As of June 30, 2017, the principal balance of the outstanding convertible notes was $364,098 and the value of the derivative liability was $452,441. The Company relies on professional third-party valuation to record the value of derivative liability, discount, and change in fair value of derivatives in connection with these convertible notes and warrants, if any, that are related to the convertible notes. The Company intends and prefers to repay these notes in cash as much as practical.

COMPANY’S PLAN OF OPERATION FOR THE FOLLOWING 12 MONTHS

In the next twelve months the Company intends to continue pursuing its merger and acquisition program by acquiring all or controlling interests in target companies in a number of industries, including but not limited to energy, natural resources, agribusiness, technology, transportation, consumer goods, healthcare, biotechnology and pharmaceuticals. In addition, the Company also plans to invest in special situations that may potentially generate significant revenues and profitability for the Company in the short term. We believe that by closing one or more sizable acquisitions we will be able to build a critical mass and uplist to the Nasdaq Stock Market or NYSE in the near future. Moreover, we will continue to provide advisory and consulting services to international clients through our wholly owned subsidiary PHI Capital Holdings, Inc. The Company anticipates generating substantial amounts of revenues through the merger and acquisition program, investment in special situations, and advisory services mentioned herein. However, no assurances could be made that management would be successful in achieving its plan. The president and chairman of the Company has committed to funding the Company’s operations from various sources for the next 12 months.

FINANCIAL PLANS

MATERIAL CASH REQUIREMENTS: We must raise substantial amounts of capital to fulfill our plan of acquiring energy-related and natural resource assets as well as investing in special situations as part of our scope of business. We intend to use equity, debt and project financing to meet our capital needs for acquisitions and investments.

Management has taken action and formulated plans to strengthen the Company’s working capital position and generate sufficient cash to meet its operating needs through June 30, 2018 and beyond. The working capital cash requirements for the next 12 months are expected to be generated from operations, sale of marketable securities and additional financing. The Company plans to generate revenues from its consulting services, merger and acquisition advisory services, and acquisitions of target companies with cash flows.

AVAILABLE FUTURE FINANCING ARRANGEMENTS: The Company may use various sources of funds, including short-term loans, long-term debt, equity capital, and project financing as may be necessary. The Company believes it will be able to secure the required capital to implement its business plan; however, no assurances could be made that management would be successful in achieving its plan.

EB-5 IMMIGRATION INVESTOR PROGRAM: The Company has filed an I-924 application with the United States Citizenship and Immigration Service (USCIS) for the PHI Group EB5 Regional Center, LLC in order to raise capital through the EB-5 Immigration Investor Program in connection with the Company’s organic farming program, Abundant Farms, Inc., a wholly owned subsidiary of the Company, and other potential business activities in the State of Florida. Under the EB-5 Program, created by Congress to stimulate the U.S. economy through job creation and capital investment, foreign entrepreneurs (and their spouses and unmarried children under 21) are eligible to apply for a Green Card (permanent residence) if they make the necessary investment in a commercial enterprise in the United States that creates or preserves at least 10 permanent, full-time jobs for qualified U.S. workers. The operation of this Regional Center is subject to the review and approval of United States Citizenship and Immigration Service.

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EQUITY FINANCING ARRANGEMENTS: On August 3, 2017, the Company entered into an Investment Agreement (“Investment Agreement”) with Azure Capital (the “Investor”). Pursuant to the Investment Agreement, the Investor committed to purchase up to $10,000,000 of the Company’s common stock over thirty-nine months (the “Equity Line”). The aggregate number of shares issuable by the Company and purchasable by Azure under the Investment Agreement is 65,445,000 (estimated using the last reported sale price of the Company’s common stock on the OTCQB market on August 3, 2017 of $0.1528 per share). The Company may draw on the facility from time to time, as and when it determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum amount that the Company is entitled to put in any one notice is the greater of (i) 200% of the average daily volume (U.S. market only) of the common stock for the three (3) trading days prior to the date of delivery of the applicable put notice, multiplied by the average of the closing prices for such trading days or (ii) $250,000. The purchase price shall be set at ninety-four per cent (94%) of the lowest daily VWAP of the Company’s common stock during the Pricing Period. However, if, on any trading day during a Pricing Period, the daily volume-weighted average price (VWAP) of the common stock is lower than the floor price specified by us in the put notice, then the Company reserves the right, to withdraw that portion of the put amount for each such trading day during the Pricing Period, with only the balance of such put amount above the minimum acceptable price being put to Azure. There are put restrictions applied on days between the put notice date and the closing date with respect to that particular put. During such time, the Company is not entitled to deliver another put notice.

There are circumstances under which the Company will not be entitled to put shares to Azure, including the following:

● the Company will not be entitled to put shares to Azure unless there is an effective registration statement under the Securities Act to cover the resale of the shares by Azure;

● the Company will not be entitled to put shares to Azure unless its common stock continues to be quoted on the OTC Bulletin Board, or becomes listed on a national securities exchange;

● the Company will not be entitled to put shares to Azure to the extent that such shares would cause Azure’ beneficial ownership to exceed 4.99% of our outstanding shares; and

● the Company will not be entitled to put shares to Azure prior to the closing date of the preceding put.

The Investment Agreement further provides that the Company and Azure are each entitled to customary indemnification from the other for any losses or liabilities we or it suffers as a result of any breach by the other of any provisions of the Investment Agreement or our registration rights agreement with Azure, or as a result of any lawsuit brought by a third-party arising out of or resulting from the other party’s execution, delivery, performance or enforcement of the Investment Agreement or the registration rights agreement.

The Investment Agreement also contains representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what a stockholder or investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

The Company also entered into a Registration Rights Agreement with Azure on August 3, 2017. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registration statements with the SEC to register the resale by Azure of shares of common stock issued or issuable under the Investment Agreement. This registration process will continue until such time as all of the dollar amounts available under the credit line, using shares of common stock issuable under the Investment Agreement, have been registered for resale on effective registration statements. In no event will the Company be obligated to register for resale more than $10,000,000 in value of shares of common stock, or 65,445,000 shares (estimated using the last reported sale price of the Company’s common stock on the OTCQB market on August 3, 2017 of $0.1528 per share).

Reports

We make available free of charge through our website, www.phiglobal.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or to be furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934 as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Any information that is included on or linked to our Internet site is not a part of this report or any registration statement that incorporates this report by reference.

You may also read and copy any materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549, on official business days during the hours of 10:00 am to 3:00 pm. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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MANAGEMENT

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS, COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

The following table sets forth certain information as of October 13, 2017, with respect to the Directors and Executive Officers of the Company.

Name	Age	Position
Henry D. Fahman	64	Chairman of the Board, CFO, President
Tina T. Phan	51	Treasurer, Secretary
Tam T. Bui	57	Director
Frank Hawkins	77	Director

Directors are elected at the annual meeting of shareholders and hold office until the following annual meeting and until their successors are elected and qualified. All Executive Officers serve at the discretion of the Board of Directors. The Company’s securities are not registered under Section 12(g) of the Exchange Act. Accordingly, the Directors and Executive Officers of the Company are not required to file reports under Section 16(a) of that act.

Henry D. Fahman has more than 30 years experience in general management, finance, investments and corporate strategy. He has been President and Chairman of the Board of PHI Group, Inc. since January 2000, and is currently Acting Financial Officer of the Company. Mr. Fahman served as President and Chairman of the Board of Providential Securities, Inc. from its inception in October 1992 to October 2000. He holds a B.S., magna cum laude, in business administration from the University of California at Berkeley, with emphasis in finance and economic analysis and policy, and is a graduate of the Advanced Management Program (AMP166) from Harvard Business School. He has also attended other Executive Education programs at Harvard Business School and Stanford University, including Mergers and Acquisitions, Creating Competitive Advantage, and Advanced General Management. He also serves as interim Chief Executive Officer for American Laser Healthcare Corp, a Delaware corporation. Previously, he served as a Resettlement Coordinator for the United Nations High Commissioner for Refugees. Mr. Fahman also serves as Chairman/Managing Director of PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, and interim Chief Executive Officer of American Laser Healthcare Corporation, a Delaware corporation. Mr. Fahman is the husband of Tina T. Phan, our Secretary and Treasurer.

Tam Bui has been a Director of the Company since April 2009 and served as a Chief Technology Officer from May 2002 to April 2009. Mr. Bui holds Bachelor and Master of Science degrees from the University of Minnesota and has attended continuing Education at the University of California, Los Angeles. He has over 25 years of experience with Northrop Grumman, Honeywell, Inc. and TRW in various capacities such Project Director, Project Manager, Department Manager, Program Manager and Implementation Manager. One of Mr. Bui’s major responsibilities has been the construction of dual Emergency Command Control Communication (ECCC) centers and implementation of the Los Angeles Police Department ECCC Systems. He has a broad knowledge and experience in the areas of information technology, intranet/internet technology, inventory management, material resource planning, enterprise resource planning, human resource management, investment management, real estate, and international business.

Frank Hawkins, Director has been a Director of the Company since April 2009 and Mr. Hawkins is a founder and CEO of Hawk Associates with 30 years of award-winning investor relations experience, Mr. Hawkins has earned the wide respect of Wall Street’s investment community for straight talk and integrity. He was formerly vice president/corporate relations and planning and head of the investor relations program at Knight-Ridder, Inc. in Miami. Mr. Hawkins started his career as an agent handler in clandestine collection operations for the Defense Intelligence Agency in Germany and went on to become a foreign and war correspondent, international businessman, senior corporate executive and president of the Access Asia Group in Hong Kong. He has lived in eight countries. He has been involved in stock listings in Tokyo and Frankfurt and company presentations in London, Zurich, Geneva and Singapore. Fluent in German, he is a graduate of Cornell University and author of “Ritter’s Gold,” an adventure novel published in several languages by the New American Library.

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He is a member of the Association of Former Intelligence Officers and the Audubon Society and is listed in Who’s Who in America and Who’s Who in the World. He serves on the board of the Florida Keys Electric Cooperative.

Tina T. Phan has been Treasurer of the Company since April 2009. She served as a Director and Secretary of the Company from January 2000 to April 10, 2009 and was Vice President of Operations of Providential Securities, Inc. from 1995 to 2000. Mrs. Phan holds a B.S. in management information system from California State University, Los Angeles. Currently Mrs. Phan serves as Treasurer and Secretary of the Company. Mrs. Phan is the wife of Henry D. Fahman.

EXECUTIVE COMPENSATION

(a) Any compensation received by officers, directors, and management personnel of the Company will be determined and approved from time to time by the Board of Directors of the Company as it deems appropriate and reasonable. Officers, directors, and management personnel of the Company will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company. Except for any non-cash accruals disclosed in the financial reports for the previous fiscal years and quarters, there was no monetary compensation paid to any officers of the Company during the last five years.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the Company in the event of retirement at normal retirement date as there is no existing plan provided for or contributed to by the Company.

(c) All members of the Company’s Board of Directors, whether officers of the Company or not, may receive an amount yet to be determined annually for their participation in meetings of the Board and will be required to attend a minimum of four meetings per fiscal year. The Company reimburses all expenses for meeting attendance or out of pocket expenses connected directly with their Board participation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of shares of the Company’s common stock as of Otober 13, 2017 (41,082,982 shares issued, excluding 5,673,327 shares reserved for a special dividend distribution) by

(i)	all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding common stock; and

(ii)	all directors and executive officers of the Company, and as a group:

Title of Class	Name and Address of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent of Class
Common Stock	Henry D. Fahman (2) 15272 Flintridge Lane Huntington Beach, CA 92647	25,728,347	62.63%
Common Stock	Natalie Bui (3) 2563 W Rowland Ave Anaheim, CA 92804	1,032,502	2.51%
Common Stock	Tam Bui 2563 W Rowland Ave Anaheim, CA 92804	956,881	2.33%
Common Stock	Tina T. Phan (4) 15272 Flintridge Lane Huntington Beach, CA 92647	11,063	**
Common Stock	Frank Hawkins 227 Atlantic Boulevard Key Largo, FL 33037	200	**
Common Stock	Shares of all directors and executive officers as a group (4 persons):	26,696,491	64.98%

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(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

(2	Certain of these shares have been pledged to secure certain obligations of the Company.

(3)	Natalie Bui is the spouse of Tam Bui.

(4)	Tina Phan is the spouse of Henry Fahman.

**: Less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Henry D. Fahman, Chairman and Chief Executive Officer of the Company, has from time to time made cash advances to the Company. The advances are unsecured, interest free and payable on demand.

Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which require that such officers and directors exercise good faith and integrity in handling the Company’s affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

The negotiated package fees billed by Dave Banerjee, CPA, an independent accountancy firm, were $12,000 for the audit of the Company’s annual consolidated financial statements for the year ended June 30, 2017 and $2,500 per quarter for the review of unaudited quarterly financial statements.

All Other Fees

The Company did not pay Dave Banerjee, CPA any non-audit fees for fiscal year 2017 or 2016.

DESCRIPTION OF CAPITAL STOCK

The Company has two classes of stock authorized: 900,000,000 shares of $0.001 par value Common Stock and 100,000,000 shares of $0.001 par value Preferred Stock.

Common Stock:

As of August 4, 2017 there were 41,802,982 shares of the Company’s $0.001 par value Common Stock issued, excluding 5,673,327 shares reserved for a special dividend distribution.

Preferred Stock:

Class A Preferred Stock: On April 2, 2015, the Company designated the first fifty million (50,000,000) shares of the Company’s previously authorized 100,000,000 shares of Preferred Stock, with a par value of $0.001 per share, as Class A Cumulative Convertible Redeemable Class A Preferred Stock (the “Class A Preferred Stock”) with the following rights and terms:

1) Dividends: Each holder of Class A Preferred Stock is entitled to receive twelve percent (12%) non-compounding cumulative dividends per annum, payable semi-annually.

2) Conversion: Each share of the Class A Preferred Stock shall be convertible into the Company’s Common Stock any time after one year from the date of issuance at a Variable Conversion Price (as defined herein) of the Common Stock. The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the average Trading Price for the Company’s Common Stock during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Class A Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, NYSE or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company and Holder of the Class A Preferred Stock.

3) Redemption Rights: The Company, after a period of two years from the date of issuance, may at any time or from time to time redeem the Class A Preferred Stock, in whole or in part, at the option of the Company’s Board of Directors, at a price equal to one hundred twenty percent (120%) of the original purchase price of the Class A Preferred Stock or of a unit consisting of any shares of Class A Preferred Stock and any warrants attached thereto, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.

There are no shares of preferred stock issued or outstanding.

All of these securities issuances were in private direct transactions, exempt under Section 4(2) of the Securities Act of 1933 or Regulation D promulgated thereunder.

PLAN OF DISTRIBUTION

The purpose of this prospectus is to permit the selling stockholder to offer and resell up to 4,794,500 shares of our common stock at such times and at such places as it chooses. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution. The decision to sell any shares offered pursuant to this prospectus is within the sole discretion of the selling stockholder.

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The distribution of the common stock by the selling stockholder may be effected from time to time in one or more transactions. Any of the common stock may be offered for sale, from time to time, by the selling stockholder at prices and on terms then obtainable, at fixed prices, at prices then prevailing at the time of sale, at prices related to such prevailing prices, or in negotiated transactions at negotiated prices or otherwise. The common stock may be sold by one or more of the following:

●	On the OTCQB or any other national common stock exchange or automated quotation system on which our common stock is traded, which may involve transactions solely between a broker-dealer and its customers which are not traded across an open market and block trades.

●	Through one or more dealers or agents (which may include one or more underwriters), including, but not limited to:

●	Block trades in which the broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus.

●	Ordinary brokerage transactions.

●	Transactions in which the broker solicits purchasers.

●	Directly to one or more purchasers.

●	A combination of these methods.

Azure and any broker-dealers who act in connection with the sale of its shares are “underwriters” within the meaning of the Securities Act, and any discounts, concessions or commissions received by them and profit on any resale of the shares as principal may be deemed to be underwriting discounts, concessions and commissions under the Securities Act. Because the selling stockholder is an “underwriter” within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder.

The selling stockholder or its underwriters, dealers or agents may sell the common stock to or through underwriters, dealers or agents, and such underwriters, dealers or agents may receive compensation in the form of discounts or concessions allowed or reallowed. Underwriters, dealers, brokers or other agents engaged by the selling stockholder may arrange for other such persons to participate. Any fixed public offering price and any discounts and concessions may be changed from time to time. Underwriters, dealers and agents who participate in the distribution of the common stock may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them or any profit on the resale of shares by them may be deemed to be underwriting discounts and commissions thereunder. The proposed amounts of the common stock, if any, to be purchased by underwriters and the compensation, if any, of underwriters, dealers or agents will be set forth in a prospectus supplement.

Unless granted an exemption by the SEC from Regulation M under the Exchange Act, or unless otherwise permitted under Regulation M, the selling stockholder will not engage in any stabilization activity in connection with our common stock, will furnish each broker or dealer engaged by the selling stockholder and each other participating broker or dealer the number of copies of this prospectus required by such broker or dealer, and will not bid for or purchase any common stock of our or attempt to induce any person to purchase any of the common stock other than as permitted under the Exchange Act.

We will not receive any proceeds from the sale of these shares of common stock offered by the selling stockholder. We shall use our reasonable efforts to prepare and file with the SEC such amendments and supplements to the registration statement and this prospectus as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of the common stock covered by the registration statement for the period required to effect the distribution of such common stock.

We are paying certain expenses (other than commissions and discounts of underwriters, dealers or agents) incidental to the offering and sale of the common stock to the public. If we are required to update this prospectus during such period, we may incur additional expenses in excess of the amount estimated above. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act, subject to certain exceptions.

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In order to comply with certain state securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the shares of common stock may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS

None.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus will be passed upon for us by Dieterich & Associates, Los Angeles, California.

EXPERTS

The financial statements as of and for the years ended June 30, 2017 and 2016, included in this prospectus have been audited by Dave Banerjee, CPA, an independent registered public accounting firm, as stated in the reports appearing herein. Such financial statements have been so included in reliance upon the reports of such firms given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC for the stock offered pursuant to this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. Statements contained in this prospectus as to the contents of any contract or other document referred to are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. For further information with respect to us and the common stock offered hereby, please refer to the registration statement and its exhibits and schedules for further information relating to us and our common stock.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934 and in accordance therewith file reports, proxy statements and other information with the SEC. Such reports, proxy statements, other information and a copy of the registration statement may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of this public reference room by calling 1-800-SEC-0330. The Registration Statement, including all exhibits and schedules and amendments, has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval system and is available to the public from the SEC’s web site at http://www.sec.gov.

37

ITEM 8. FINANCIAL STATEMENTS

PHI GROUP, INC.

38

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

PHI Group, Inc. (formerly Providential Holdings, Inc.)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

PHI Group, Inc.

We have audited the accompanying consolidated balance sheets of PHI Group, Inc. (the “Company”) and its subsidiaries as of June 30, 2017 and 2016, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

Our audits included consideration of internal control relevant to the Company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of PHI Group, Inc. as of June 30, 2017 and 2016, the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 22 to the financial statements, the Company had an accumulated deficit of $39,299,754 and total liabilities and stockholders’ deficit of $7,513,481 as of June 30, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan in this regard is also described in Note 22. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Dave Banerjee CPA, an Accountancy Corporation

Dave Banerjee CPA, an Accountancy Corporation

Woodland Hills, CA 91367

October 12, 2017

39

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (AUDITED)

	June 30, 2017	June 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	38,369	2,482
Marketable securities	502,696	481,120
Loans receivable	-	2,282
Other current assets	133,000	43,417
Total current assets	$674,064	$529,302
Fixed assets:
Land	-	82,733
Total fixed assets	-	82,733
Other assets:
Deposit for acquisition	-	75,000
Other Receivable	-	66,955
Total other assets	-	141,955
Total Assets	$674,064	$753,990
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	159,875	144,212
Accrued expenses	384,929	4,342,783
Short-term notes payable	873,008	673,660
Due to officers	592,141	899,674
Due to preferred stockholders	-	215,000
Advances from customers	-	288,219
Other current payable	-	97,350
Unearned revenues	-	40,000
Client deposits	780	9,821
Liabilities from discontinued operations	-	1,045,232
Derivative Liabilities	454,756	-
Total current liabilities	$2,465,489	$7,755,950
Long-Term Liabilities
Accrued Expenses	1,462,836	-
Accrued Interest	2,715,963	-
Advances from Customers	288,219	-
Liabilities from Discontinued Operations	1,040,037	-
Preferred Stock Liabilities - Discont. Operations	215,000	-
Total Long-Term Liabilities	$5,722,056	$-
Total Liabilities	$8,187,545	$7,755,950
Stockholders’ deficit:
Preferred stock, $.001 par value, 100,000,000 shares authorized; none issued and outstanding	-	-
Common stock, $0.001 par value; 900,000,000 shares authorized; 16,109,036 shares issued and outstanding on 06/30/2017, and 9,697,498 issued and outstanding on 6/30/2016, respectively, adjusted for 1 for 1,500 reverse split effective March 15, 2012.	249,645	243,234
Treasury stock: 321,569 and 67,271 shares as of 6/30/17 and 6/30/16, respectively - cost method.	(40,908)	(21,823)
Paid-in capital	31,424,061	30,521,209
Acc. other comprehensive gain (loss)	153,474	30,263
Accumulated deficit	(39,299,754)	(37,774,842)
Total stockholders’ deficit	$(7,513,481)	$(7,001,960)
Total liabilities and stockholders’ deficit	$674,064	$753,990

The accompanying notes form an integral part of these audited consolidated financial statements

40

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS (AUDITED)

FOR THE YEARS ENDED

	JUNE 30, 2017	JUNE 30, 2016

Net revenues
Consulting, advisory and management services	$113,500	$332,050

Operating expenses:
Salaries and wages	238,374	241,000
Professional services, including non-cash compensation	311,911	66,838
General and administrative	120,173	157,083
Total operating expenses	$670,458	$464,921

Income (loss) from operations	$(556,958)	$(132,871)

Other income and expenses

Interest expense	(526,562)	(267,577)
Gain (loss) on sale of marketable securities	(2,874)	137,017
Gain (loss) on sale of assets	(20,011)	-
Loss on loan/note conversion	(131,818)	-
Other income (expense)	(322,495)	255,433

Net other income (expenses)	$(1,003,760)	$124,873

Net income (loss)	$(1,560,718)	$(7,998)
Other comprehensive income (loss)
Accumulated other comprehensive gain (loss)	153,974	30,263
Comprehensive income (loss)	$(1,406,744)	$22,265

Net loss per share:
Basic	$(0.10)	$(0.00)
Diluted	$(0.10)	$(0.00)

Weighted average number of shares outstanding:
Basic	15,553,354	5,324,120
Diluted	15,553,354	5,324,120

The accompanying notes form an integral part of these audited consolidated financial statements

41

PHI GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2017 AND 2016

AUDITED

	2017	2016
Cash flows from operating activities:
Net income (loss) from operations	$(1,560,718)	$(7,998)
Adjustments to reconcile net income to net cash used in operating activities:
Changes in operating assets and liabilities:
(Increase) decrease in other assets and prepaid expenses	(108,876)	(69,072)
Increase (decrease) in accounts payable and accrued expenses	(5,254,654)	(1,772,030)
Net cash provided by (used in) operating activities	(6,924,248)	(1,849,100)

Cash flows from investing activities:
Deposit for acquisition	75,000	(66,776)
Land purchase	82,733	(82,733)
Investment in joint venture	-	2,550
Other Assets Receivable - Agent155 Media Corp.	66,955	-
Net cash provided by (used in) investing activities	224,688	(146,959)

Cash flows from financing activities:
Proceeds from common stock	907,261	2,161,726
Change in Accum. other comprehensive income (loss)	123,211	(69,078)
Change in Accumulated deficit	-	(87,108)
Change in treasury stock	(17,081)	(18,022)
Change from short-term to long-term liabilities	5,722,056	-
Net cash provided by (used in) financing activities	6,735,447	1,987,517

Net decrease in cash and cash equivalents	35,886	(8,542)
Cash and cash equivalents, beginning of period	2,482	11,024
Cash and cash equivalents, end of period	$38,369	$2,482

The accompanying notes form an integral part of these audited consolidated financial statements

42

PHI GROUP, INC. AND SUBSIDIARIES

STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED JUNE 30, 2017 AND 2016

(Audited)

					Additional	Other		Total
	Common Stock		Treasury Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income/(loss)	(Deficit)	(Deficit)
Balance at June 30, 2015	3,911,348	$237,467	(3,289)	$(3,801)	$28,365,269	$99,341	$(37,679,736)	$(8,981,460)
Cancellation of 25,510 shares - Uy Tran 9/28/2015	-25,510	$(26)			$(9,974)			$(10,000)
Shares issued for cash - 2/2/2016	121,212	$121			$39,879			$40,000
Shares issued for conversion of notes - 2/2/2016	98,084	$98			$31,902			$32,000
Shares issued for consulting service - 2/4/2016	100,000	$100			$32,900			$33,000
Shares issued for conversion of notes and accruals - 3/28/2016	4,670,540	$4,671			$1,732,770			$1,737,441
Shares issued for conversion of notes - 5/9/2016	691,824	$692			$274,308			$275,000
Shares issued for consulting service - 6/13/2016	100,000	$100			$39,150			$39,250
Shares issued for consulting service - 6/28/2016	30,000	$30			$14,970			$15,000
Adjustment to APIC for treasury stock		-			$36			$36
Change in treasury stock		-	-63,982	$(18,022)				$(18,022)
Acc. Other Comprehensive Gain (Loss)		-				$30,263		$30,263
Net income (loss) for the year ended June 30, 2016							$(7,998)	$(7,998)
Balance at June 30, 2016	9,697,498	$243,234	-67,271	$(21,823)	$30,521,209	$30,263	$(37,774,842)	$(7,001,960)
Adjustment to Accumulated Deficit							$35,807	$35,807
Shares issued to Milost Advisors for consulting service (7/29/16)	225,000	$225		$-	$89,775	$-	$-	$90,000
Shares issued to Steve Truong for cash (8/29/16)	48,930	$49	-	$-	$19,951	$-	$-	$20,000
Shares issued for conversion of note by Auctus Fund LLC (8/30/16)	529,598	$530	-	$-	$138,412	$-	$-	$138,942
Shares issued for prepaid consulting expense (10/31/16)	100,000	$100	-	$-	$32,900	$-	$-	$33,000
Shares issued for consulting expense (10/31/16)	100,000	$100	-	$-	$32,900	$-	$-	$33,000
Shares issued for conversion of note by Thuong Le (12/5/16)	606,060	$606	-	$-	$181,212	$-	$-	$181,818
Shares issued to Henry Fahman for payment of debts (12/22/16)	2,500,000	$2,500	-	$-	$347,500	$-	$-	$350,000
Shares issued for conversion of note by EMA Financial LLC (1/30/17)	180,000	$180	-	$-	$19,036	$-	$-	$19,216
Shares issued for conversion of note by JSJ Investments (2/7/17)	657,169	$657	-	$-	$71,556	$-	$-	$72,213
Shares issued for conversion of note by EMA Financial LLC (2/9/17)	200,000	$200	-	$-	$15,785	$-	$-	$15,985
Shares issued for conversion of note by EMA Financial LLC (3/10/17)	244,340	$244	-	$-	$13,078	$-	$-	$13,323
Shares issued for conversion of note by Auctus Fund LLC (4/6/17)	750,000	$750	-	$-	$23,400	$-	$-	$24,150
Shares issued for conversion of note by Power Up Lending Group (6/23/17)	495,441	$495	-	$-	$7,123	$-	$-	$7,618
Cancellation of shares previously issued to Milost Advisors (6/28/17)	-225,000	$(225)	-	$-	$(89,775)	$-	$-	$(90,000)
Net income (loss) for the year ended June 30, 2017							$(1,560,718)	$(1,560,718)
Balance at June 30, 2017	16,109,036	$249,645	-321,569	$(40,908)	$31,424,061	$153,474	$(39,299,754)	$(7,513,481)

The accompanying notes form an integral part of these audited consolidated financial statements

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PHI GROUP, INC. AND SUBSIDIARIES
(FORMERLY PROVIDENTIAL HOLDINGS, INC.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – NATURE OF BUSINESS

ITEM 1. BUSINESS OVERVIEW

PHI Group, Inc. (the “Company” or “PHI”) is engaged in mergers and acquisitions as a principal (www.phiglobal.com). The Company has adopted plans to acquire established operating businesses in selective industries and invest in various ventures that may potentially create significant long-term value for our shareholders. In addition, we also provide corporate finance services, including merger and acquisition advisory and consulting services for client companies through our wholly owned subsidiary PHI Capital Holdings, Inc. (www.phicapitalholdings.com). No assurances can be made that the Company will be successful in achieving its plans.

Originally incorporated on June 8, 1982 as JR Consulting, Inc., a Nevada corporation, the Company applied for a Certificate of Domestication and filed Articles of Domestication to become a Wyoming corporation on September 20, 2017. In the beginning, the Company was foremost engaged in mergers and acquisitions and had an operating subsidiary, Diva Entertainment, Inc., which operated two modeling agencies, one in New York and one in California. Following the business combination with Providential Securities, Inc., a California-based financial services company, the Company changed its name to Providential Securities, Inc., a Nevada corporation, in January 2000. The Company then changed its name to Providential Holdings, Inc. in February 2000. In October 2000, Providential Securities withdrew its securities brokerage membership and ceased its financial services business. Subsequently, in April 2009, the Company changed its name to PHI Group, Inc. From October 2000 to October 2011, the Company and its subsidiaries were engaged in mergers and acquisitions advisory and consulting services, real estate and hospitality development, mining, oil and gas, telecommunications, technology, healthcare, private equity, and special situations. In October 2011, the Company discontinued the operations of Providential Vietnam Ltd., Philand Ranch Limited, a United Kingdom corporation (together with its subsidiaries Philand Ranch - Singapore, Philand Corporation - US, and Philand Vietnam Ltd. - Vietnam), PHI Gold Corporation (formerly PHI Mining Corporation, a Nevada corporation), and PHI Energy Corporation (a Nevada corporation), and mainly focused on acquisition and development opportunities in energy and natural resource businesses. At the present, the Company is engaged in mergers and acquisitions as a principal and investments in natural resources, energy, agriculture, healthcare, pharmaceuticals, biotechnology and special situations. In addition, PHI Capital Holdings, Inc., a wholly owned subsidiary of PHI, continues to provide corporate and project finance services, including merger and acquisition (M&A) advisory and consulting services for other companies in a variety of industries.

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NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of PHI Group, Inc., its wholly owned subsidiaries PHI Capital Holdings, Inc., Abundant Farms, Inc., American Pacific Resources, Inc., and PHI Group Regional Center, LLC as well as its discontinued operations Providential Securities, Inc., PHI Energy Corporation, PHI Gold Corp, Providential Vietnam Ltd. and Philand Ranch Limited (including its 100% owned subsidiary Philand Corporation and Philand Vietnam Ltd), Omni Resources, Inc., and Cornerstone Biomass Corp., collectively referred to as the “Company.” All significant inter-company transactions have been eliminated in consolidation.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

The Company considers all liquid investments with a maturity of three months or less from the date of purchase that are readily convertible into cash to be cash equivalents.

MARKETABLE SECURITIES

The Company’s securities are classified as available-for-sale and, as such, are carried at fair value. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes.

Each investment in marketable securities typically represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and each security is quoted on a national exchange or on the OTC Markets. As such, each investment is accounted for in accordance with the provisions of ASC 320 (previously SFAS No. 115).

Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported as a separate component of stockholder’s equity. Realized gains and losses for securities classified as available-for-sale are reported in earnings based upon the adjusted cost of the specific security sold. On June 30, 2017 and 2016 the marketable securities have been recorded at $502,696 and $481,120, respectively based upon the fair value of the marketable securities at that time.

ACCOUNTS RECEIVABLE

Management reviews the composition of accounts receivable and analyzes historical bad debts. As of June 30, 2017, the Company had no accounts receivable.

IMPAIRMENT OF LONG-LIVED ASSETS

Effective January 1, 2002, the Company adopted ASC 350 (Previously SFAS 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”), which addresses financial accounting and reporting for the impairment or disposal of long-lived assets and supersedes SFAS No. 121, “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of,” and the accounting and reporting provisions of APB Opinion No. 30, “Reporting the Results of Operations for a Disposal of a Segment of a Business.” The Company periodically evaluates the carrying value of long-lived assets to be held and used in accordance with ASC 350. ASC 350 requires impairment losses to be recorded on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying amounts. In that event, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the long-lived assets. Loss on long-lived assets to be disposed of is determined in a similar manner, except that fair market values are reduced for the cost of disposal.

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PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Maintenance and repair costs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment are sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, ranging from three to ten years.

DEPRECIATION AND AMORTIZATION

The cost of property and equipment is depreciated over the estimated useful lives of the related assets. Depreciation and amortization of fixed assets are computed on a straight-line basis.

NET EARNINGS (LOSS) PER SHARE

The Company adopted the provisions of ASC 260 (previously SFAS 128). ASC 260 eliminates the presentation of primary and fully diluted earnings per share (“EPS”) and requires presentation of basic and diluted EPS. Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period.

The net earnings (loss) per share is computed as follows:

	2017	2016
Basic and diluted net loss per share:
Numerator:
Net income (loss)	$(1,560,718)	$(7,998)
Denominator:
Basic weighted average number of common shares outstanding	15,553,354	5,324,120
Basic net income (loss) per share	$(0.10)	$(0.00)
Diluted weighted average number of common shares outstanding	15,553,354	5,324,120
Diluted net income (loss) per share	$(0.10)	$(0.00)

STOCK-BASED COMPENSATION

Effective July 1, 2006, the Company adopted ASC 718-10-25 (previously SFAS 123R) and accordingly has adopted the modified prospective application method. Under this method, ASC 718-10-25 is applied to new awards and to awards modified, repurchased, or cancelled after the effective date. Additionally, compensation cost for the portion of awards that are outstanding as of the date of adoption for which the requisite service has not been rendered (such as unvested options) is recognized over a period of time as the remaining requisite services are rendered.

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FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair Value - Definition and Hierarchy

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Assets and liabilities measured at fair value are categorized based on whether or not the inputs are observable in the market and the degree that the inputs are observable. The categorization of financial assets and liabilities within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

A fair value hierarchy for inputs is used in measuring fair value that maximizes the use of observable inputs and minimizes the use of unobservable inputs by requiring that the most observable inputs are to be used when available.

Valuation techniques that are consistent with the market or income approach are used to measure fair value. The fair value hierarchy is categorized into three levels based on the inputs as follows:

Level 1 - Valuations based on unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access.

Level 2 - Valuations based on inputs other than quoted prices included in Level 1 that are observable, either directly or indirectly.

Level 3 - Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Fair value is a market-based measure, based on assumptions of prices and inputs considered from the perspective of a market participant that are current as of the measurement date, rather than an entity-specific measure. Therefore, even when market assumptions are not readily available, the Company’s own assumptions are set to reflect those that market participants would use in pricing the asset or liability at the measurement date. The availability of valuation techniques and observable inputs can vary from investment to investment and are affected by a wide variety of factors, including; type of investment, whether the investment is new and not yet established in the marketplace, the liquidity of markets, and other characteristics particular to the transaction.

To the extent that valuation is based upon models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Because of the inherent uncertainty of valuation, those estimated values may be materially higher or lower than the values that would have been used had a ready market for the investments existed. Accordingly, the degree of judgment exercised by the Fund in determining fair value is greatest for investments categorized in Level 3. In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy in which the fair value measurement falls in its entirety is determined based upon the lowest level input that is significant to the fair value measurement.

Fair Value - Valuation Techniques and Inputs

The Company holds and may invest public securities traded on public exchanges or over-the-counter (OTC), private securities, real estate, convertible securities, interest bearing securities and other types of securities and has adopted specific techniques for their respective valuations.

Equity Securities in Public Companies

Unrestricted

The Company values investments in securities that are freely tradable and listed on major securities exchanges at their last reported sales price as of the valuation date. To the extent these securities are actively traded and valuation adjustments are not applied, they are categorized in Level 1 of the fair value hierarchy.

47

Securities traded on inactive markets or valued by reference to similar instruments are generally categorized in Level 2 or 3 of the fair value hierarchy.

Restricted

Securities traded on public exchanges or over-the-counter (OTC) where there are formal restrictions that limit (i.e. Rule 144 holding periods and underwriter’s lock-ups) their sale shall be valued at the closing price on the date of valuation less applicable discounts. The Company may apply a discount to securities with Rule 144 restrictions. Additional discounts may be assessed if the Company believes there are other mitigating factors which warrant the additional discounting. When determining potential additional discounts, factors that will be taken into consideration include, but are not limited to; securities’ trading characteristics, volume, length and overall impact of the restriction as well as other macro-economic factors. Valuations should be discounted appropriately until the securities may be freely traded.

If it has been determined that the exchange or OTC listed price does not accurately reflect fair market value, the Company may elect to treat the security as a private company and apply an alternative valuation method.

Investments in restricted securities of public companies may be included in Level 2 of the fair value hierarchy. However, to the extent that significant inputs used to determine liquidity discounts are not observable, investments in restricted securities in public companies may be categorized in Level 3 of the fair value hierarchy.

The Company's financial instruments primarily consist of cash and cash equivalents, accounts receivable, marketable securities, short-term notes payable, convertible notes, derivative liabilities and accounts payable.

As of the balance sheet dates, the estimated fair values of the financial instruments were not materially different from their carrying values as presented on the balance sheet. This is primarily attributed to the short maturities of these instruments.

Effective July 1, 2008, the Company adopted ASC 820 (previously SFAS 157), Fair Value Measurements and adopted this Statement for the assets and liabilities shown in the table below. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on the inputs used to measure fair value, and expands disclosures about the use of fair value measurements. The adoption of ASC 820 did not have a material impact on our fair value measurements. ASC 820 permits the Company to defer the recognition and measurement of the nonfinancial assets and nonfinancial liabilities until January 1, 2010. At June 30, 2017, the Company did not have any nonfinancial assets or nonfinancial liabilities that are recognized or disclosed at fair value. ASC 820 requires that financial assets and liabilities that are reported at fair value be categorized as one of the types of investments based upon the methodology mentioned in Level 1, Level 2 and Level 3 above for determining fair value.

Assets measured at fair value on a recurring basis are summarized below. The Company also has convertible notes and derivative liabilities as disclosed in this report that are measured at fair value on a regular basis until paid off or converted into common stock of the Company.

Available-for-sale securities

Securities available for sale	Level 1	Level 2	Level 3	Total
June 30, 2017	$-	$210,646	$292,050	$502,696
June 30, 2016	$-	$60,054	$323,717	$383,770

The Company uses various approaches to measure fair value of available-for-sale securities, while applying the three-level valuation hierarchy for disclosures, specified in ASC 820. Our Level 1 securities were measured using the quoted prices in active markets for identical assets and liabilities.

The company’s policy regarding the transfers in and/or out of Level 3 depends on the trading activity of the security, the volatility of the security, and other observable units which clearly represents the fair value of the security. If a level 3 security can be measured using a more fairly represented fair value, we will transfer these securities either into Level 1 or Level 2, depending on the type of inputs.

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REVENUE RECOGNITION

The Company’s revenue recognition policies are in compliance with ASC 13 (previously Staff accounting bulletin (SAB) 104). The Company recognizes consulting and advisory fee revenues when the transaction is completed and the service fees are earned. Expenses are recognized in the period in which the corresponding liability is incurred. Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

ADVERTISING

The Company expenses advertising costs as incurred. Advertising costs for the years ended June 30, 2017 and 2016 were $31,413 and $79,072, respectively. The decrease in advertising expenses in the current year is primarily due to a reduction of $35,500 in investor relations expenses during the fiscal year ended June 30, 2017, as compared to the previous fiscal year.

COMPREHENSIVE INCOME (LOSS)

ASC 220-10-45 (previously SFAS 130, Reporting Comprehensive Income) establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity, except those resulting from investments by owners and distributions to owners. Among other disclosures, SFAS No. 130 requires that all items that are required to be recognized under current accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. As of June 30, 2017 and 2016, respectively, accumulated other comprehensive incomes of $153,474 and $30,263 are presented on the accompanying consolidated balance sheets.

INCOME TAXES

The Company accounts for income taxes in accordance with ASC 740 (previously SFAS No. 109, “Accounting for Income Taxes”). Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

REPORTING OF SEGMENTS

ASC 280 (previously Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information), which supersedes Statement of Financial Accounting Standards No. 14, Financial Reporting for Segments of a Business Enterprise, establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographic areas and major customers. ASC 280 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operated in one segment that generated revenues during the years ended June 30, 2017 and 2016.

RISKS AND UNCERTAINTIES

In the normal course of business, the Company is subject to certain risks and uncertainties. The Company provides its service and receives marketable securities upon execution of transactions. Consequently, the value of the securities received from customers can be affected by economic fluctuations and each customer’s business growth. The actual realized value of these securities could be significantly different than recorded value.

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RECENT ACCOUNTING PRONOUNCEMENTS

Update No. 2013-11—Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists (a consensus of the FASB Emerging Issues Task Force) [Download]	July 2013	Effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December 15, 2014. Early adoption is permitted.

Update No. 2013-09—Fair Value Measurement (Topic 820): Deferral of the Effective Date of Certain Disclosures for Nonpublic Employee Benefit Plans in Update No. 2011-04 [Download]	July 2013	The deferral in this amendment is effective upon issuance for financial statements that have not been issued.

Update No. 2013-07—Presentation of Financial Statements (Topic 205): Liquidation Basis of Accounting [Download]	April 2013	Effective for entities that determine liquidation is imminent during annual reporting periods beginning after December 15, 2013. Early adoption is permitted.

Update No. 2013-04—Liabilities (Topic 405): Obligations Resulting from Joint and Several Liability Arrangements for Which the Total Amount of the Obligation Is Fixed at the Reporting Date (a consensus of the FASB Emerging Issues Task Force) [Download]	February 2013	Effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years ending after December 15, 2014, and interim periods and annual periods thereafter.

Update 2013-02—Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income [Download]	February 2013	For public entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2012. For nonpublic entities, the amendments are effective prospectively for reporting periods beginning after December 15, 2013. Early adoption is permitted.
Update 2013-01—Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities [Download]	January 2013	An entity is required to apply the amendments for fiscal years beginning on or after January 1, 2013, and interim periods within those annual periods. An entity should provide the required disclosures retrospectively for all comparative periods presented. The effective date is the same as the effective date of Update 2011-11.

The Company has either evaluated or is currently evaluating the implications, if any, of each of these pronouncements and the possible impact they may have on the Company’s financial statements. In most cases, management has determined that the pronouncement has either limited or no application to the Company and, in all cases, implementation would not have a material impact on the financial statements taken as a whole.

NOTE 3 – LOANS RECEIVABLE

Loans receivable consist of the following at June 30, 2017 and 2016:

Loans Receivable	June 30, 2017	June 30, 2016
Loan to Myson Group, Inc.	$-	$2,282
Total	$-	$2,282

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NOTE 4 – OTHER ASSETS

The Other Assets comprise of the following as of June 30, 2017 and 2016:

	2017	2016
Other Receivable	$-	$66,955
Deposit for purchases	$-	$75,000
Total Other Assets	$-	$141,955

During the year ended June 30, 2011, the Company signed a consulting agreement to assist Agent155 Media Corp., a Delaware corporation, with respect to its corporate restructuring and business combination with Freshwater Technologies, Inc., a Nevada corporation. As part of the restructuring requirements, the Company made payment to Manning Elliot LLP in the amount of $24,476 on behalf of Freshwater Technologies, Inc. and other loan amounts to Agent155 Media Corp. During the fiscal year ended June 30, 2014, the President of Agent155 Media Corp. assumed the balance of $66,955 from Agent155 Media Corp. as his personal obligations to the Company.

On July 17, 2015, the Company made an advance payment of $75,000 to Asia Green Corporation, a Nevada corporation, for a total of 500,000 shares of common stock of Asia Green Corporation. As of June 30, 2017, the Company wrote off the total amount owed by Christopher Martinez and the deposit for purchase totaling $141,955.

NOTE 5 – MARKETABLE EQUITY SECURITIES AVAILABLE FOR SALE

The Company’s marketable securities are classified as available-for-sale and, as such, are carried at fair value. All of the securities are comprised of shares of common stock of the investee. Securities classified as available-for-sale may be sold in response to changes in interest rates, liquidity needs, and for other purposes. Each investment in marketable securities represents less than twenty percent (20%) of the outstanding common stock and stock equivalents of the investee, and each security is nationally quoted on the National Association of Securities Dealers OTC Bulletin Board (“OTCBB”) or the OTC Markets. As such, each investment is accounted for in accordance with the provisions of SFAS No. 115.

Marketable securities owned by the Company and classified as available for sale as of June 30, 2017 consisted of 33,975,106 shares of Myson Group, Inc. (formerly Vanguard Mining Corporation) and 292,050,000 shares of Sports Pouch Beverage Company, both public companies traded on the a public company traded on the OTC Markets (Trading symbols MYSN and SPBV, respectively). The fair value of the marketable securities recorded as of June 30, 2017 was $502,696.

Securities available for sale	Level 1	Level 2	Level 3	Total
June 30, 2017	-	$210,646	$292,050	$502,696
June 30, 2016	$-	$60,054	$323,717	$383,770

During the fiscal year ended June 30, 2017, there was no transfer of securities from level 3 to level 2.

NOTE 6 – PROPERTY AND EQUIPMENT

During the fiscal year ended June 30, 2017, the Company sold ten acres of land, Parcel Identification Numbers 09705010180 & 190, in Suwannee County, Florida, and as of June 30, 2017 the Company did not have any property or equipment.

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NOTE 7 – DISCONTINUED OPERATIONS

As of June 30, 2012, the Company decided to recognize the businesses of PHI Gold Corp. (formerly PHI Mining Corporation), Providential Vietnam Ltd., PHI Energy Corp., and Philand Ranch Ltd., a United Kingdom corporation, together with its wholly-owned subsidiaries Philand Corporation (USA), Philand Ranch Ltd. (Singapore) and Philand Vietnam Ltd. as discontinued operations for practical business and accounting purposes. As of June 30, 2013, the Company recorded a total of $2,234,327 for the liabilities and potential liability contingencies and wrote off all non-performing assets associated with these discontinued operations. As of June 30, 2017, the Company had a balance of $1,040,037 as Long-term Liabilities from Discontinued Operations.

NOTE 8 – ACCOUNTS PAYABLE AND ACCRUED EXPENSES

The accounts payable and accrued expenses at June 30, 2017 and 2016 consist of the following:

Accounts Payable and Accrued Expenses	June 30, 2017	June 30, 2016
Accounts payable	$159,875	$144,212
Accrued salaries and payroll taxes	$1,462,836	$1,090,279
Accrued interest	$2,715,963	$2,879,655
Accrued legal expenses	$172,091	$172,091
Accrued consulting fees	$173,870	$173,870
Other accrued expenses	$26,888	$26,888
Total	$4,711,523	$4,486,995

NOTE 9 – DUE TO OFFICERS AND DIRECTORS

Due to officer, represents loans and advances made by officers and directors of the Company and its subsidiaries, unsecured and due on demand. During the fiscal year ended June 30, 2017, Henry Fahman converted $250,000 into 2,500,000 shares of restricted common stock of the Company valued at $0.10 per share. In addition, the Company also repaid Frank Hawkins $7,500 in cash. As of June 30, 2017 and 2016, the balances were $592,141 and $899,674, respectively.

Officers/Directors	June 30, 2017	June 30, 2016
Henry Fahman	511,291	811,324
Tam Bui	63,350	63,350
Frank Hawkins	5,000	12,500
Lawrence Olson	12,500	12,500
Total	$592,141	$899,674

NOTE 10 – LOANS AND PROMISSORY NOTES

SHORT TERM NOTES PAYABLE:

In the course of its business, the Company has obtained short-term loans from individuals and institutional investors and from time to time raised money by issuing restricted common stock of the Company under the auspices of Rule 144. As of June 30, 2017, the Company reclassified $614,390 from short-term notes payable with accrued interest of $2,303,163 to long-term liabilities, as compared to short-term notes payable of $673,660 with accrued interest of $2,879,655 as of June 30, 2016, respectively. These notes bear interest rates ranging from 0% to 36% per annum.

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CONVERTIBLE PROMISSORY NOTES:

On February 29, 2016, the Company issued a convertible promissory note in the amount of $56,750 to Auctus Fund, LLC, a Delaware limited liability company. This convertible note is due and payable on November 29, 2016 with interest of 10% per annum. This note is convertible at the election of Auctus Fund, LLC from time to time after the issuance date. In the event of default, the amount of principal and interest not paid when due bear interest at the rate of 24% per annum and the note becomes immediately due and payable. Should an event of default occur, the Company is liable to pay 150% of the then outstanding principal and interest. The note agreement contains covenants requiring Auctus Fund’s written consent for certain activities not in existence or not committed to by the Company on the issuance date of the note, as follows: dividend distributions in cash or shares, stock repurchases, borrowings, sale of assets, certain advances and loans in excess of $100,000, and certain guarantees with respect to preservation of existence of the Company and non-circumvention. Outstanding note principal and interest accrued thereon can be converted in whole, or in part, at any time by Asher after the issuance date into an equivalent of the Company’s common stock determined by 55% of the average of the two lowest closing trading prices of the Company’s common stock during the twenty (20) trading days prior to the date the of the note. The Company may prepay the amounts outstanding to Auctus Fund at any time up to the 180th day following the issue date of this note by making a payment to the note holder of an amount in cash equal to 125% to 150%, multiplied by the sum of: (w) the then outstanding principal amount of this Note plus (x) accrued and unpaid interest on the unpaid principal amount of this Note plus (y) Default Interest, depending on the time of prepayment. On August 30, 2016, Auctus Fund, LLC converted the principal amount of $56,750 and $2,829.76 in accrued interest, totaling $59,579.76, into 529,598 shares of free-trading stock of the Company. This note was paid in full as of August 30, 2016.

During the fiscal year ended June 30, 2017, the Company issued the following convertible promissory notes to various private investment funds:

On July 20, 2016, the Company issued a convertible promissory note in the amount of $50,000 to EMA Financial, LLC, a Delaware limited liability company. The note has a coupon rate of 10%, matures in one year and is convertible to Common Stock of the Company at a conversion price equals the lower of: (i) the closing sale price of the Common Stock on the Principal Market on the Trading immediately preceding the Closing Date of this note, and (ii) 55% of the lowest sale price for the Common Stock on the Principal Market during the twenty (20) consecutive Trading Days immediately preceding the Conversion Date. The note may be prepaid at 130% - 145% of outstanding principal and interest up to 180 days. This note was paid off in full as of March 08, 2017.

On August 16, 2016, the Company issued a convertible promissory note in the amount of $56,750 to Auctus Fund, LLC, a Delaware limited liability company. The note has a coupon rate of 10%, matures on May 16, 2017 and is convertible to Common Stock of the Company at a conversion price equals the lower of: (i) 50% multiplied by the average of the two lowest Trading Price during the previous twenty-five Trading Day period ending on the latest complete Trading Date prior to the date of this note and (ii) 50% multiplied by the average of the two lowest Trading Prices for the Common Stock during the twenty-five Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The note may be prepaid at 135% - 150% of outstanding principal and interest up to 180 days. This note was paid off in full as of April 6, 2017.

On December 15, 2016, the Company issued a convertible promissory note in the amount of $32,000 to Power Up Lending Group. The note has a coupon rate of 8%, matures on September 30, 2017 and is convertible (after 180 days) to Common Stock of the Company at a conversion price equals to 58% multiplied by the average of the two lowest trading prices during the previous ten trading day period ending on the latest complete trading date prior to the conversion date; and the note may be prepaid at 150% of outstanding principal and interest up to 180 days. This note was paid off by conversions into shares of Common Stock of the Company as of July 21, 2017.

On February 2, 2017, the Company issued a convertible promissory note in the amount of $33,734.68 to JSJ Investments Inc. for the assignment of a portion of principal amount and accrued interest of the EMA Financial, LLC convertible promissory note dated July 20, 2016. This note was converted into 657,169 shares of common stock of the Company by JSJ Investments, Inc. on February 7, 2017.

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On February 2, 2017, the Company issued a convertible promissory note in the amount of $42,000 to JSJ Investments Inc. with an interest rate of 10%, convertible to common stock at 45% discount. The maturity date of this note is 11/2/2017. On August 1, 2017, the Company paid $31,462.60 to JSJ Investments for one half of the principal of the note, one half of the prepayment premium and one half of the accrued and unpaid interest. As of September 30, 2017, the unpaid principal balance was $21,000.

On February 23, 2017, the Company issued a new convertible promissory note to Power Up Lending Group for $28,000, with an interest rate of 8% and convertible to Common Stock of the Company at 45% discount. The maturity date of this note is 11/30/2017. On August 14, 2017, the Company paid a total of $43,024.88 to Power Up Lending Group, which amount included the principal, prepayment premium and accrued interest. This note was paid off in full as of August 14, 2017.

On March 3, 2017, the Company issued a new convertible promissory note to Auctus Fund, LLC for $75,000, with an interest rate of 10% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is 12/3/2017. On September 9, 2017, the Company paid Auctus Fund, LLC $39,308.22, which amount included one third of the principal, one third of prepayment premium and one third of accrued interest. As of September 30, 2017, the unpaid principal of the note was $50,000.

On April 4, 2017, the Company issued a new convertible promissory note to EMA Financial LLC for $50,000, with an interest rate of 10% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is 4/4/2018.

On April 5, 2017, the Company issued a new convertible promissory note to JSJ Investments, Inc. for $40,000, with an interest rate of 10% and convertible to Common Stock of the Company at 45% discount. The maturity date of this note is 1/5/2018.

On April 12, 2017, the Company issued a new convertible promissory note to Power Up Lending Group for $33,500, with an interest rate of 12% and convertible to Common Stock of the Company at 42% discount. The maturity date of this note is 1/25/2018.

On June 9, 2017, the Company issued a new convertible promissory note to Crown Bridge Partners LLC for $35,000, with an interest rate of 5% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is June 9, 2018.

As of June 30, 2017, the principal balance of the outstanding convertible notes was $364,098 and the value of the derivative liability was $452,441. The Company relies on professional third-party valuation to record the value of derivative liability, discount, and change in fair value of derivatives in connection with these convertible notes and warrants, if any, that are related to the convertible notes. The Company intends and prefers to repay these notes in cash as much as practical.

NOTE 11 – LONG-TERM LIABILITIES

DUE TO PREFERRED STOCKHOLDERS

As of June 30, 2017, the Company re-classified $215,000 of preferred stock subscribed as Long-term Liabilities payable to holders of preferred stock of Providential Securities, Inc., a previous subsidiary of the Company that was discontinued in the year 2000. In the early 2000’s, the Company had made an offer for these preferred stockholders to receive shares of common stock in the Company in exchange for the preferred shares in the discontinued subsidiary but only a small number of the preferred shareholders responded and accepted the offer. In more recent years, the Company has also attempted to contact these preferred shareholders from time to time but have not received further response from them. The Company has continued to accrue imputed interest expenses on the balance of $215,000 on a periodic basis. As of June 30, 2017 and June 30, 2016, $438,600 and $413,255 have been included on the balance sheets as accrued interest in connection with preferred stock liabilities, respectively.

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ADVANCES FROM CUSTOMERS

As of September 30, 2012, the Company reclassified the previously recorded Unearned Revenues as Advances from Customers because the Company was not able to complete the consulting services for the related client due to its inability to provide GAAP-compliant audited financial statements in order to file a registration statement with the Securities and Exchange Commission. As of June 30, 2017, the Company recorded $288,219 of Advances from Customers as a Long-term Liability.

OTHER LONG-TERM LIABILITIES

As of June 30, 2017, the Company reclassified $26,888 of Other Accrued Expense, $172,091 of Accrued Legal Fees, $1,089,987 of Accrued Salaries and Payroll Taxes, $173,870 of Consulting Fees, $2,303,163 of Accrued Interest on Notes Payable, $954,337 from Discontinued Operations, and $85,700 of Contingent Liabilities from Short-term Liabilities to Long-term Liabilities because these items have been more than two years old.

NOTE 12 – LITIGATION

LEGAL PROCEEDING SETTLED AND UNPAID AS OF JUNE 30, 2016:

QUANG VAN CAO AND NHAN THI NGUYEN CAO VS. PROVIDENTIAL SECURITIES, INC. ET AL.

This case was originally submitted to Orange County Superior Court, CA on June 25, 1997, Case No. 781121, and subsequently moved to NASD Dispute resolution for arbitration. On or about August 24, 2000, the Company’s legal counsel negotiated with the Claimant’s counsel and unilaterally reached a settlement that had not been approved by the Company. While the Company was in the process of re-negotiating the terms of said settlement, the Claimants filed a request for arbitration hearing before the National Association of Securities Dealers on October 4, 2000, Case No. 99-03160. Thereafter, the Claimants filed a complaint with the Orange County Superior Court, CA on October 31, 2000, Case No. 00CC13067 for alleged breach of contract for damages in the sum of $75,000 plus pre-judgment interest, costs incurred in connection with the complaint, and other relief. Without admitting or denying any allegations, the Company reached a settlement agreement with the Claimants whereby the Company would pay the Claimants a total of $62,500 plus $4,500 in administrative costs. As the date of this report, the Company has paid $2,500 and is subject to an entry of judgment for $79,000. In May 2011, the Claimants filed an application for and renewal of judgment for a total of $140,490.78. As of June 30, 2017 the Company accrued $172,091 for potential liabilities in connection with this case in the accompanying consolidated financial statements.

WILLIAM DAVIDSON VS. DOAN ET AL.

On or about February 01, 2010, the company was notified of a suit that was filed with the Superior Court of the State of California for the County of Los Angeles on November 24, 2009 by William Davidson, an individual against Martin Doan, Henry Fahman, Benjamin Tran, HRCiti Corporation, and Providential Capital, Inc. (collectively referred to as “Defendants” - Case No. BC 426831). Plaintiff demanded an amount of not less than $140,000.00 from Defendants for promissory notes outstanding between Plaintiff and the company.

On July 09, 2012 William Davidson and PHI Capital Holdings, Inc. (formerly Providential Capital, Inc.), a subsidiary of the Company, reached a settlement agreement with respect to whereby PHI Capital agreed to pay William Davidson a total of $200,000 over a period of nineteen months beginning September 1, 2012. Since November 30, 2012, William Davidson has converted portions of the total amount into common stock of PHI Group, Inc. in lieu of cash payment. The Company has accrued $90,000 as the required liability associated with the balance of these notes in the accompanying consolidated financial statements as of June 30, 2017.

NOTE 13 – PAYROLL LIABILITIES

The payroll liabilities are accrued and recorded as accrued expenses in the consolidated balance sheet. During the quarter ended June 30, 2014, the Company paid $41,974.22 to the Internal Revenue Service and $ 19,289.94 to the State of California Employment Development Department towards the balance of $118,399 of payroll tax, penalties and interest claimed by these agencies. The Company plans to resolve the remaining balances with the Internal Revenue Service and the State of California Employment Department by June 30, 2018.

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NOTE 14 – BASIC AND DILUTED NET LOSS PER SHARE

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings per Share”. Under the provision of SFAS No. 128, basic net loss per share is computed by dividing the net loss for the period by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock outstanding for the period and common stock equivalents outstanding at the end of the period. Basic and diluted weighted average numbers of shares for the year ended June 30, 2017 were the same since the inclusion of Common stock equivalents is anti-dilutive.

NOTE 15 – STOCKHOLDER’S EQUITY

As of June 30, 2017, the total number of authorized capital stock of the Company was 1,000,000,000 shares with a par value of $0.001 per share, consisting of 900,000,000 shares of voting Common Stock with a par value of $0.001 per share and 100,000,000 shares of Preferred Stock with a par value of $0.001 per share. The rights and terms associated with the Preferred Stock will be determined by the Board of Directors of the Company.

Treasury Stock:

The balance of treasury stock as of June 30, 2017 was 321,569 shares valued at $40,908 based on cost basis.

Common Stock:

Since July 1, 2016, the Company has issued the following amounts of its Common Stock:

On July 29, 2016, the Company issued 225,00 shares of PHI Group, Inc.’s restricted Common Stock valued at $0.40 per share to Milost Advisors, Inc. for buy-side advisory services in connection with contemplated acquisitions of target companies in South Africa and North America. These shares were later cancelled on June 28, 2017.

On August 29, 2016, the Company issued 48,930 shares of PHI Group, Inc.’s restricted Common Stock to an investor under the auspices of Rule 144 for $20,000 in cash, at the price of $0.4088 per share.

On August 30, 2016, Auctus Fund, LLC converted the principal amount of $56,750 for the convertible promissory note dated February 29, 2016 and $2,829.76 in accrued interest, totaling $59,579.76, into 529,598 shares of free-trading stock of the Company.

On October 30, 2016, the Company issued 200,000 shares of PHI Group, Inc.’s restricted Common Stock to two independent consultants for consulting services at the price of $0.25 per share.

On December 5, 2016, Rev. Thuong Le, a creditor of the Company, converted $150,000 in accrued interest into 606,060 shares of Common Stock of the Company.

On December 22, 2016, Henry Fahman, Chairman and Chief Executive of the Company, converted $250,000 from the balance of Loans from Officers to 2,500,000 restricted shares of Common Stock of the Company.

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On January 30, 2017, EMA Financial, LLC converted $7,010.50 of the principal amount of the convertible promissory note dated July 20, 2016 into 180,000 shares of Common Stock of the Company.

On February 7, 2017, JSJ Investments, Inc. converted $33,734.68 from the Replacement Convertible Note dated February 2, 2017, which replaced the same amount of indebtedness with EMA Financial, LLC, into 657,169 shares of Common Stock of the Company.

On February 9, 2017, EMA Financial, LLC converted $7,200 of the principal amount of the convertible promissory note dated July 20, 2016 into 200,000 shares of Common Stock of the Company.

On March 08, 2017, EMA Financial, LLC converted $7,867.78 of the principal and accrued interest of the convertible promissory note dated July 20, 2016 into 244,340 shares of Common Stock of the Company.

On April 6, 2017, Auctus Fund LLC converted $20,651.71 principal amount of the convertible promissory note dated August 16, 2016 together with $3,498.29 of accrued and unpaid interest thereto, totaling $24,150 into 750,000 shares of Common Stock of the Company.

On June 23, 2017, the Company issued 495,441 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,500.00 of the principal amount of the Note, at the conversion price of $0.015138 per share. The principal amount of the Note after this conversion was $24,500.00.

On June 28, 2017, the Company cancelled 225,000 of Common Stock of PHI Group, Inc. previously issued to Milost Advisors, Inc. for consulting services valued at $90,000.00.

On July 05, 2017, the Company issued 740,741 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $10,000.00 of the principal amount of the Note, at the conversion price of $0.0135 per share. The principal amount of the Note after this conversion was $14,500.00.

On July 11, 2017, the Company issued 800,000 shares of free-trading Common Stock of PHI Group, Inc. to Auctus Fund LLC, holder of a Convertible Promissory Note dated 8/16/2016 of the Company, for the conversion of $5,152.00, consisting of $3,485.17 principal amount of the Note and $1,666.83 of accrued and unpaid interest thereto, at the conversion price of $0.00644 per share. The principal amount of the Note after this conversion was $32,613.12. Subsequently, on July 24, 2017, the Company paid a total of $49,530.72 to Auctus Fund LLC, consisting of $32,613.12 principal amount and the balance in pre-payment premium and accrued and unpaid interest in connection with the Convertible Promissory Note dated 8/16/16. This note was paid in full and the principal balance due remaining and accrued and unpaid interest remaining after this payment was $0.00.

On July 17, 2017, the Company issued 880,000 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,920.00 of the principal amount of the Note, at the conversion price of $0.009 per share.

On July 21, 2017, the Company issued 1,019,872 shares of free-trading Common Stock of PHI Group, Inc. to Power Up Lending Group Ltd., holder of a Convertible Promissory Note dated 12/15/2016 of the Company, for the conversion of $7,955.00, consisting of $6,580 principal amount of the Note and $1,375.00 of accrued and unpaid interest thereto, at the conversion price of $0.0078 per share. The principal balance due remaining and accrued and unpaid interest remaining after this conversion was $0.00.

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On July 25, 2017, Henry Fahman, Chairman and Chief Executive Officer of the Company, converted $300,000 of indebtedness owed by the Company into 20,000,000 shares of restricted common stock of PHI Group, Inc. at the conversion price of $0.015 per share. The conversion into restricted common stock of the Company was effectuated pursuant to the resolutions of the Company’s Board of Directors dated March 12, 2012, June 06, 2012, and November 2, 2012 which remain in full force and effect, allowing creditors of the Company to convert any or all of their outstanding indebtedness and accrued and unpaid interest thereof into shares of common stock of PHI Group, Inc. by relying on the exemption from the registration requirements of the United States Securities Act of 1933, as amended (the “Act”).

On July 25, 2017, the Company issued a total of 1,533,333 shares of restricted Common Stock of PHI Group, Inc. pursuant to Rule 144 to two non-US shareholders in connection with private stock purchase agreements dated July 19, 2017 and July 20, 2017, respectively, between these shareholders and the Company, for a total of $23,000.00, at the purchase price of $0.015 per share.

As of September 30, 2017, there were 41,082,982 shares of the Company’s common stock issued and outstanding, excluding 5,673,327 shares of common stock that have been set aside for a special dividend distribution.

Preferred Stock: There was no preferred stock issued and outstanding as of June 30, 2017.

Class A Preferred Stock: On April 2, 2015, the Company designated the first fifty million (50,000,000) shares of the Company’s previously authorized 100,000,000 shares of Preferred Stock, with a par value of $0.001 per share, as Class A Cumulative Convertible Redeemable Class A Preferred Stock (the “Class A Preferred Stock “) with the following rights and terms:

1) Dividends: Each holder of Class A Preferred Stock is entitled to receive twelve percent (12%) non-compounding cumulative dividends per annum, payable semi-annually.

2) Conversion: Each share of the Class A Preferred Stock shall be convertible into the Company’s Common Stock any time after one year from the date of issuance at a Variable Conversion Price (as defined herein) of the Common Stock. The “Variable Conversion Price” shall mean 75% multiplied by the Market Price (as defined herein) (representing a discount rate of 25%). “Market Price” means the average Trading Price for the Company’s Common Stock during the ten (10) trading-day period ending one trading day prior to the date the Conversion Notice is sent by the Holder of the Class A Preferred Stock to the Company via facsimile or email (the “Conversion Date”). “Trading Price” means, for any security as of any date, the closing price on the OTC Markets, OTCQB, NASDAQ Stock Markets, NYSE or applicable trading market as reported by a reliable reporting service (“Reporting Service”) mutually acceptable to the Company and Holder of the Class A Preferred Stock.

3) Redemption Rights: The Company, after a period of two years from the date of issuance, may at any time or from time to time redeem the Class A Preferred Stock, in whole or in part, at the option of the Company’s Board of Directors, at a price equal to one hundred twenty percent (120%) of the original purchase price of the Class A Preferred Stock or of a unit consisting of any shares of Class A Preferred Stock and any warrants attached thereto, plus, in each case, accumulated and unpaid dividends to the date fixed for redemption.

NOTE 16 – STOCK-BASED COMPENSATION PLANS

On February March 18, 2015, the Company adopted an Employee Benefit Plan to set aside 1,000,000 shares of common stock for eligible employees and independent contractors of the Company and its subsidiaries. As of June 30, 2017 the Company has not issued any stock in lieu of cash under this plan.

On September 23, 2016, the Company issued incentive stock options and nonqualified stock options to certain key employee(s) (Henry Fahman – CEO/CFO) and directors (Tam Bui, Henry Fahman, and Frank Hawkins constitute the Board of Directors) as deferred compensation. The options allow the holders to acquire the Company’s Common Stock at the fair exercise price of the Company’s Common Stock on the grant date of each option at $0.24 per share, based on the 10-days’ volume-weighted average price prior to the grant date. The number of options is equal to a total of 6,520,000. The options terminate seven years from the date of grant and become vested and exercisable after one year from the grant date. The following assumptions were used in the Monte Carlo analysis by Doty Scott Enterprises, Inc., an independent valuation firm, to determine the fair value of the stock options:

Risk-free interest rate	1.18%
Expected life	7 years
Expected volatility	239.3%
Vesting is based on a one-year cliff from grant date.

Annual attrition rates were used in the valuation since ongoing employment was condition for vesting the options.

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The fair value of the Company’s Stock Options as of issuance valuation date is as follows:

Holder	Issue Date	Maturity Date	Stock Options	Exercise Price	Fair Value at Issuance
Tam Bui	9/23/2016	9/23/2023	875,000	Fixed price: $0.24	$219,464
Frank Hawkins	9/23/2016	9/23/2023	875,000	Fixed price: $0.24	$219,464
Henry Fahman	9/23/2016	9/23/2023	4,770,000	Fixed price: $0.24	$1,187,984

NOTE 17 – GAIN (LOSS) ON SETTLEMENT OF DEBTS

For the fiscal year ended June 30, 2017, there was a net loss in the amount of $131,818 from conversions of debts into common stock of the Company by creditors.

NOTE 18 – OTHER INCOME (EXPENSE)

Net Other Income (Expense) for the fiscal year ended June 30, 2017 consists of the following:

OTHER INCOME (EXPENSE)	FY Ended June 30, 2017
Interest Expense	$(526,562)
Gain (loss) on sale of marketable securities	$(2,874)
Gain (loss) on sale of assets	$(20,011)
Loss on loan/note conversions	$(131,818)
Discount on Convertible Notes	$(155,192)
Prepayment Premium	$(25,348)
Write-offs	$(141,955)
NET OTHER INCOME (EXPENSE)	$(1,003,760)

NOTE 19 – RELATED PARTY TRANSACTIONS

The Company accrued $210,000 in salaries for the President and Secretary of the Company during the year ended June 30, 2017.

On June 5, 2017, the Company received a fee in the amount of $20,000 from American Laser Healthcare Corp. (“ALHC”), a Delaware corporation, in connection with consulting service provided by PHI Capital Holdings, Inc. to assist ALHC to go public in the U.S. The Chairman and CEO of the Company also serves as the Interim Chief Executive Officer of ALHC.

NOTE 20 – INCOME TAXES

No provision was made for income tax since the Company has significant net operating loss carry forward. Through June 30, 2017, the Company incurred net operating losses for tax purposes of approximately $39,300,254. The net operating loss carry forward may be used to reduce taxable income through the year 2032. Net operating loss for carry forwards for the State of California is generally available to reduce taxable income through the year 2022. The availability of the Company’s net operating loss carry-forward is subject to limitation if there is a 50% or more positive change in the ownership of the Company’s stock.

“Under section 6501(a) of the Internal Revenue Code (Tax Code) and section 301.6501(a)-1(a) of the Income Tax Regulations (Tax Regulations), the IRS is required to assess tax within 3 years after the tax return was filed with the IRS.”

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NOTE 21 – CONTRACTS AND COMMITMENTS

BUSINESS AND FINANCIAL CONSULTING AGREEMENT WITH THINH HUNG INVESTMENT CO.

During the fiscal year ended June 30, 2010 the Company signed an agreement with Thinh Hung Investment Co., Ltd., a Vietnam-based company, to assist Thinh Hung in identifying, locating and, possibly, acquiring various business opportunities for Thinh An Co., Ltd., a subsidiary of Thinh Hung, including but not limited to a reverse merger, a stock swap, or a business combination between Thinh An and a publicly-traded company in the U.S. In exchange for the services rendered, the Company would receive compensation in cash from Thinh Hung and common stock of the combined company. As of September 30, 2011, the Company consummated a stock purchase and investment agreement between Thinh Anh Co., Ltd. and Vietnam Foods Corporation, a Nevada corporation. However, the combined company has not filed a registration statement with the Securities and Exchange Commission to become a reporting company. The Company has recognized $26,656 as only revenues from this transaction. During the fiscal year ended June 30, 2016, the Company repaid $5,000 to Thinh Hung Investment Co. The balance of $288,219 was reclassified as Customer Advances in the Long-term Liability portion of the balance sheet.

CONSULTING AGREEMENT WITH SPORTS POUCH BEVERAGE COMPANY

On June 3, 2015, PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, signed a Consulting Engagement Agreement with Sports Pouch Beverage Company (“SPBV”), a Nevada corporation, to provide consulting services and assist SPBV with respect to business development, mergers and acquisitions, corporate governance, and corporate finance. PHI Capital Holdings, Inc. is entitled to receive up to forty percent of common stock in SPBV as compensation for the services rendered. The duration of this agreement is one year. As of December 31, 2016 PHI Capital Holdings, Inc. recorded a total of 292,050,000 shares SPBV stock as earned revenues from this transaction and returned 97,350,000 shares to the client.

AGREEMENT FOR DEFRAYAL OF EXPENSES AND STOCK COMPENSATION WITH ASIA GREEN CORPORATION

On July 17, 2015, the Company signed an agreement to provide $75,000 to Asia Green Corporation (AGMC”), a Nevada corporation, for AGMC to pay certain required expenses and resume its status as fully reporting company with the Securities and Exchange Commission. In exchange for the fund, AGMC agrees to allocate 500,000 shares of its Common Stock upon the consummation of a business combination between itself and a Vietnamese company engaged in agriculture and reforestation. This amount was written off as of June 30, 2017.

BUSINESS COOPERATION AGREEMENT WITH PT JAYA SAKTI GLOBALINDO

On March 17, 2016, the Company signed a Business Cooperation Agreement with PT Jaya Sakti Globalindo (JSG), an Indonesian company, to utilize hard assets held by JSG and its affiliates as collaterals for project financing. The parties intend to enter into definitive agreements for the collateral provision in connection with specific projects and the terms and conditions of such provisions. As of the date of this report, the Company has not undertaken any projects that would qualify for the utilization of collateral assets from JSG and its affiliates.

ENGAGEMENT LETTER WITH MILOST ADVISORS, INC.

On July 11, 2016, the Company signed an engagement letter with Milost Advisors, Inc. to assist the Company in its analysis, consideration and, if appropriate, execution of various financial and strategic alternatives available to it, including securing additional equity and/or debt capital, assisting the Company in its analysis and consideration of financial aspects of certain potential strategic transactions such as mergers, acquisitions, spin-offs, joint ventures, minority investments, negotiated purchases, or other similar transactions. In consideration for the services rendered by Milost, the Company agreed to pay Milost a retainer fee equal to $100,000, payable in the form of $10,000 in cash and $90,000 in stock of the Company valued at $0.40 per share. The Company also agreed to pay Milost a success fee of 8% for equity financing and 5% for mezzanine and senior debt financings. As of June 30, 2017, Milost returned 225,000 shares of Common Stock of PHI Group, Inc. valued at $90,000 to the Company and this engagement letter was null and void.

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MEMORANDUM OF UNDERSTANDING BETWEEN MILOST GLOBAL, INC.

On July 18, 2016, the Company signed a Memorandum of Understanding with Milost Global, Inc., a U.S. private equity firm, to cooperate in promoting the competitiveness of each other as well as joint activities to acquire cash-flow positive companies in North America, South Africa, Australia, Singapore and New Zealand and seek growth through M&A alternatives in order to fast-track shareholder value and dividend distribution. Both parties agreed to use Milost Advisors, Inc. as the first right of refusal advisor to conduct a strategic planning exercise, form a new Special Purpose Company (SPC) through which the partnership activities would be carried out. The same SPC would be held, managed and controlled by both parties pari passu. It was intended that this partnership would assist both parties with the implementation of their combined growth strategies and would help identify areas where each party could provide capacity building support. Subsequently, the Company terminated the engagement letter with Milost Advisors, Inc. and the Memorandum of Understanding with Milost Global, Inc.

LETTER OF INTENT TO ACQUIRE A SOUTH AFRICAN MINING SERVICES COMPANY

On July 19, 2016, the Company presented a pre-conditional non-binding undertaking to make an offer to acquire the entire issued capital of an undisclosed South African mining services company listed on the Johannesburg Stock Exchange (“SA Target”). On July 25, 2016, approval was given by the SA Target’s Board of Directors to its management team to enter into further discussions with PHI Group in good faith and to proceed with the due diligence process outlined in the undertaking.

Following the completion of the due diligence process conducted by Milost Advisors, Inc. and the Company, on September 3, 2016, the Company presented a Letter of Intent (“LOI”) to the SA Target to acquire all its issued capital in exchange for common stock in PHI Group. The exchange rate would be determined on the basis of 10 days’ Volume-Weighted Average Price (VWAP) of both companies before the day of the LOI. According to the LOI, the Company also commits to the provision of a USD $ 20 million shareholder loan facility to the SA Target. Approximately USD $ 12 million will be used for the repayment of the SA Target subsidiary’s term loan and the remaining USD $ 8 million will be available as a draw down facility for financing the working capital requirements of the SA Target. The USD $ 12 million facility will be non-interest bearing until the company has effectively turned around or whilst there are minority shareholders in Buildmax. Thereafter, interest of 5% per annum will be charged on the shareholder loan and the loan will be repaid over a period to be agreed depending on the free cash flow generated by the SA Target.

On September 6, 2016, approval was granted by both the SA Target’s Board of Directors and Independent Board to its management team to enter into further discussions with PHI Group in good faith and to proceed with the transaction.

On September 14, 2016, the Company received confirmation from SA Target’s management that 77% of the shareholders of the SA Target approved the acquisition offer by PHI Group.

On October 10, 2016, Milost Global, Inc. submitted a revised offer to SA Target, which was declined by SA Target’s Board of Directors on October 11, 2016. Subsequently the Company decided not pursue this transaction.

SECURED LINE OF CREDIT FACILITY WITH TCA GLOBAL CREDIT MASTER FUND, LP

On August 30, 2016, the Company signed a term sheet with TCA Global Credit Master Fund, LP (“Investor”) for a maximum $15,000,000 senior secured line of credit, of which $4,000,000 will be made available to the Company on the first drawdown (the “Initial Line of Credit”) for acquisition financing. The Closing Date will be the start date for the Line of Credit Facility.

The Company, at the discretion of the Investor, may request an increase in the line of credit at agreed upon time periods and agreed upon amounts. The sum of the Initial Line of Credit and the subsequent line increases, if any, (the “Then Current Line Size”) shall not exceed the maximum line of credit. Each subsequent line increase will require the Company to execute and deliver a new or revised revolving note to the Investor and be responsible for any fees and expenses associated with the line increase.

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The line of credit may be drawn down, at the Investor’s discretion, and repaid by the Company throughout the term of the facility. The amount requested to be drawn down (the “Advance”) shall not exceed 80% of repayments to the Investor’s designated account, less interest and fees, if the reserve amount on the Then Current Line Size has not been satisfied. The frequency of Advances will be mutually agreed upon between the Investor and the Company. As of the date of this report, the Company has not drawn down any amount from the line of credit.

MILOST EQUITY SUBSCRIPTION AGREEMENT

On September 8, 2016, the Company entered into a Letter of Intent with Milost Global, Inc., a U.S. private equity firm, with respect to the principal terms and conditions under which Milost Global, Inc. would invest up to $100 million in PHI Group, Inc. Investment in the amount of $50 million would be as equity and $50 million as loan.

On September 25, 2016, the Company signed an agreement with Milost Global, Inc. for up to $50 million structured as a Milost Equity Subscription Agreement (the ‘MESA”) whereby Milost Global was willing to initially invest $15 million for working capital needs of PHI Group. The amount of $15 million would be drawn down in tranches at a minimum of $500,000 until fully utilized. Further, the MESA would be utilized for the share exchange between Milost Global, Inc. and PHI Group and the balance of the $50 million facility would be available for equity leakage for future acquisitions of PHI Group. According to the structure of the MESA, Milost Global, Inc. would be entitled to purchase shares of common stock of PHI Group for a price per share on the basis of $2 at a discount of 20%. The Company and Milost agreed that for as long as the Company’s stock price has not reached $2 per share, Milost Global, Inc. would receive the Company’s convertible notes instead of the Company’s shares for each drawdown. Milost Global, Inc. would have the right to convert the convertible notes into common shares of the Company once the price of PHI Group’s stock reaches the target price of $2. The Company agreed to pay Milost Global, Inc. a commitment fee equal to 4% of the total commitment, payable within 3 business days after the price of the Company’s common stock reaches the target price of $6.

On September 27, 2016, the Company submitted a Drawdown Notice to Milost Global, Inc. for a total of $2,750,000 from the MESA’s total $50-million commitment in form of a convertible note bearing annual interest of 5% and convertible to common stock at 20% discount when PHI Group’s common stock reaches $2 per share. The proceeds from this drawdown would be allocated as follows: $2,150,000 towards the cash payment for the purchase of the agricultural company (“Agri Target”) in Southeastern United States, $500,000 for due diligence and document fees for the acquisitions of the SA Target, Agri Target and an educational company in Canada, and $100,000 for general working capital. On September 28, 2016, Milost Global, Inc. confirmed that $500,000 had been remitted to Milost Advisors from Milost Global, Inc. on behalf of PHI Group, Inc. as part of the first Drawdown Notice presented to Milost Global, Inc. by the Company. As of the date of this report, the Company has not received any direct disbursements from Milost Global, Inc. for the drawdown and has terminated the Milost Equity Subscription Agreement in its entirety.

CONSULTING SERVICE AGREEMENT WITH TANS COMPANY LTD.

On September 9, 2016, PHI Capital Holdings, Inc. signed a Consulting Service Agreement with Tans Company, Ltd., a Vietnam-based company, to provide advisory and consulting services on a non-exclusive basis to assist Tans Co. in becoming a publicly traded company in the U.S. Stock Market. The Company is entitled to cash compensations from Tans Co. and a portion of equity in the new public company. As of the date of this report, this transaction is subject to further review by both parties.

MEMORANDUM OF UNDERSTANDING TO ACQUIRE ABOUND FARMS, INC.

On September 30, 2016, the Company signed a Memorandum of Understanding with Abound Farms, Inc., (“AFI Target”) a U.S. company, to acquire 100% of AFI Target. AFI Target is engaged in hydroponics and possesses proprietary water treatment systems and nutrients that are known to substantially enhance farming yields. The MOU sets forth the guidelines for further negotiations between AFI Target and the Company before the signing of a definitive agreement that contains representations, warranties, covenants, and indemnities customary for a transaction of this type. The Company intends to incorporate the AFI Target’s water treatment systems and nutrients to the Agri Target’s business after the closing of these transactions.

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MEMORANDUM OF AGREEMENT WITH HOANG MINH CHAU HUNG YEN LLC.

On January 26, 2017, the Company entered into a Memorandum of Agreement to acquire 51% of Hoang Minh Chau Hung Yen, LLC, (“HMC”) a Vietnamese company specializing in growing and processing turmeric for food, cosmetic and medicinal usages. The Company intends to apply HMC’s expertise and experience in turmeric cultivation and processing for its organic farming program in the U.S. through its subsidiary Abundant Farms, Inc. The closing of this transaction is subject to further due diligence review and financial audits of HMC.

BUSINESS COOPERATION AGREEMENT WITH NATHAN TRADING LTD.

On January 28, 2017, the Company entered into a Business Cooperation Agreement with Nathan Trading Limited Co., (“NTC”) a Thai company engaged in the promotion of the cultivation and processing of sacha inchi seeds for food, cosmetics and healthcare. The Company intends to initially purchase NTC’s sacha inchi products from NTC for distribution in the U.S. and international markets and subsequently cooperate with NTC to promote the planting for sacha inchi plants and secure raw material sources to increase production capacity in the future.

PURCHASE AGREEMENT TO ACQUIRE A FARM IN HOLMES COUNTY, FLORIDA

In March 2017, the Company signed a Commercial Contract to acquire a 408-acre farm together with buildings, fixtures, and farming systems and in Bonifay, Holmes County, Florida for a total purchase price of $1,500,000. The Company made an initial deposit of $37,500 towards the total purchase price and has negotiated with the farm owners to extend the closing date of the Purchase Agreement until the end of December 2017. The Company intends to use this property for Abundant Farms, Inc., a wholly owned subsidiary of the Company, to develop a proprietary organic farming program in conjunction with EB-5 investment capital from qualified international investors.

INVESTMENT AGREEMENT WITH AZURE CAPITAL, INC.

On March 6, 2017, PHI Group, Inc., a Nevada corporation (the “Company”) and Azure Capital, a Massachusetts Corporation (the “Investor”) entered into an Investment Agreement (the “Investment Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”), each dated March 6, 2017 between the Company and the Investor. The Investment Agreement and the Registration Rights Agreement were amended on August 3, 2017. Pursuant to the Investment Agreement, the Investor committed to purchase, subject to certain restrictions and conditions, up to $10,000,000 worth of the Company’s common stock, over a period of 36 months from the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the Investment Agreement. The Company agrees to reserve 65,445,000 shares of its Common Stock for issuance to the Investor pursuant to the Investment Agreement. In the event the Company cannot register a sufficient number of shares of its Common Stock for issuance pursuant to the Investment Agreement, the Company will use its best efforts to authorize and reserve for issuance the number of shares required for the Company to perform its obligations in connection with the Investment Agreement as soon as reasonable practical.

The Company may in its discretion draw on the facility from time to time, as and when the Company determines appropriate in accordance with the terms and conditions of the Investment Agreement. The maximum number of shares that the Company is entitled to put to the Investor in any one draw down notice shall not exceed shares with a purchase price of $250,000 or 200% of the average daily volume (U.S. market only) of the Company’s Common Stock for the three (3) Trading Days prior to the applicable put notice date multiplied by the average of the three (3) daily closing prices immediately preceding the put date, calculated in accordance with the Investment Agreement. The Company may deliver a notice for a subsequent put from time to time, after the pricing period for the prior put has been completed.

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The purchase price shall be set at ninety-four percent (94%) of the lowest daily volume weighted average price (VWAP) of the Company’s common stock during the five (5) consecutive trading days immediately following the put notice date. On each put notice submitted to the Investor by the Company, the Company shall specify a suspension price for that put. In the event the price of Company’s Common Stock falls below the suspension price, the put shall be temporarily suspended. The put shall resume at such time the price of the Company’s Common Stock is above the suspension price, provided the dates for the pricing period for that particular put are still valid. In the event the pricing period has been complete, any shares above the suspension price due to the Investor shall be sold to the Investor by the Company at the suspension price under the terms of the Investment Agreement. The suspension price for a put may not be changed by the Company once submitted to the Investor.

There are put restrictions applied on days between the draw down notice date and the closing date with respect to that particular put. During such time, the Company shall not be entitled to deliver another draw down notice. In addition, the Investor will not be obligated to purchase shares if the Investor’s total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company’s common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

The Investment Agreement also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the Investment Agreement and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Investment Agreement. The Investment Agreement further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the Investment Agreement or Registration Rights Agreement (as defined below). Investor should read the Investment Agreement together with the other information concerning the Company that the Company publicly files in reports and statements with the Securities and Exchange Commission (the “SEC”).

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file one or more registrations statements with the SEC within twenty-one (21) days after the date of the Registration Rights Agreement to register the resale by the Investor of the shares of common stock issued or issuable under the Investment Agreement. In addition, the Company is obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after the registration statement is filed.

The Company filed an S-1 Registration Statement with the Securities and Exchange Commission on April 3, 2017 and a Withdrawal of Registration Statement on August 7, 2017. Subsequently, a new S-1 Registration Statement was filed on August 7, 2017 and an S-1/A was filed on September 15, 2017.

AGREEMENT WITH PRIMEFORTH RENEWABLE ENERGY LTD.

On June 24, 2015, PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, signed a Consulting Engagement Agreement with Primeforth Renewable Energy Ltd. (“Primeforth”), a Singaporean company, to provide consulting services with respect to corporate development, corporate finance and debt financing for Primeforth Renewable Energy. PHI Capital Holdings is entitled to a one-time non-refundable professional fee of $20,000 and 4% cash success fee for any financing arranged for Primeforth. The Company is also entitled to additional compensations for advisory and business development services for the client. The term of this agreement is two years. The Company recognized $40,000 as revenues for the fiscal year ended June 30, 2016 and $40,000 for the fiscal year ended June 30, 2017, respectively.

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AGREEMENT FOR DEFRAYAL OF EXPENSES AND STOCK COMPENSATION WITH ASIA GREEN CORPORATION

On July 17, 2015, the Company signed an agreement to provide $75,000 to Asia Green Corporation (AGMC”), a Nevada corporation, for AGMC to pay certain required expenses and resume its status as fully reporting company with the Securities and Exchange Commission. In exchange for the fund, AGMC agrees to allocate 500,000 shares of its Common Stock upon the consummation of a business combination between itself and a Vietnamese company engaged in agriculture and reforestation. This amount was written off from the Company’s balance sheet as of June 30, 2017.

CONSULTING SERVICE AGREEMENT

On September 23, 2016, the Company signed an agreement to engage a consultant for M&A due diligence, business development, and other corporate services for a period of on year. The Company has agreed to pay the consultant a one-time fee of one hundred thousand restricted shares of the PHI Group’s stock as compensations for the term of the agreement.

OPTION GRANTS

On September 23, 2016, the Board of Directors of the Company approved option grants for the current members of the Board of Directors and the President and Chief Executive Officer of PHI Group, Inc. to acquire up to 6,520,000 shares of the Company’s common stock at an exercise price of $0.24 per share, based on the 10-days’ volume-weighted average price of PHI Group, Inc.’s Common Stock prior to the grant date. These options will be vested in one year after the grant date.

PRIVATE STOCK PURCHASE AND SALE AGREEMENT WITH MAXAGRO GROUP

On May 26, 2017, the Company entered into a Private Stock Purchase and Sale Agreement (“Agreement”) to purchase 51% of equity ownership in Maxagro Farm SRL (“MXG”), a Romanian company, in exchange for cash or stock of the Company (or of a Company’s subsidiary). The fair value of the transaction will be determined by both parties after the completion of a business valuation of MXG by one or more reputable, qualified independent business valuation firms and the financial audits of MXG by a PCAOB-registered auditing firm. This closing of this transaction was originally scheduled to occur on August 08, 2017 and is extended to the end of December 2017, unless further extended by mutual consent of both parties.

BUSINESS COOPERATION AGREEMENT WITH HUNG VUONG EXPORT IMPORT AND CONSTRUCTION JOINT STOCK COMPANY

On May 6, 2017, the Company signed a Business Cooperation Agreement with Hung Vuong Export Import and Construction Joint Stock Company, a Vietnamese company, to form a new corporation or utilize Philand Corporation, a Wyoming corporation previously formed by the Company, as the holding company for the purpose of acquiring an eighty-five percent ownership in VIDIFI JSC, a Vietnamese company that owns and operates the 105-Km Hanoi-Haiphong Expressway together with other industrial zone and urban centers along this expressway. This transaction is subject to the approval of the appropriate ministries and the Prime Minister of the central government of Vietnam as well as available financing options.

AGREEMEN TO PURCHASE 51% EQUITY OWNERSHIP IN CONSTRUCTII SA

On June 29, 2017, the “Company entered into a “Contract for Transfer of Shares” to purchase 51% of equity ownership in Constructii SA, (“CSA”), a Romanian company engaged in construction and manufacturing since 1950, from Ioan Tusinean, the majority shareholder of CSA, in exchange for fifteen million U.S. dollars in cash. The first closing of this transaction was scheduled to occur within a maximum of sixty days from the date of signing of the Contract and the final closing to occur thirty days after the first closing. Subject to mutual written consent of the Company and the selling shareholder of CSA, the final closing may occur at other times.

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NOTE 22 – GOING CONCERN UNCERTAINTY

As shown in the accompanying consolidated financial statements, the Company has accumulated deficit of $39,299,754 and total liabilities and stockholders’ deficit of $7,513,481 as of June 30, 2017. These factors as well as the uncertain conditions that the Company faces in its day-to-day operations with respect to cash flows create an uncertainty as to the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. Management has taken action to strengthen the Company’s working capital position and generate sufficient cash to meet its operating needs through June 30, 2018 and beyond.

In the next twelve months the Company intends to continue pursuing its merger and acquisition program by acquiring all or controlling interests in target companies in a number of industries, including but not limited to conventional energy, renewables, natural resources, agribusiness, technology, transportation, education, distribution, mining, oil & gas, financial services, healthcare, biotechnology and pharmaceuticals. We believe that by closing one or more of the transactions contemplated in Note 23 – Subsequent Event - we will be able to build a critical mass and uplist to the Nasdaq Stock Market or NYSE in the near future. In addition, we will continue to provide advisory and consulting services to international clients through our wholly owned subsidiary PHI Capital Holdings, Inc. The Company anticipates generating substantial amounts of revenues through the merger and acquisition program and advisory services mentioned herein. However, no assurances could be made that management would be successful in achieving its plan. The president and chairman of the Company has committed to funding the Company’s operations from various sources for the next 12 months.

NOTE 23 – SUBSEQUENT EVENT

These financial statements were approved by management and available for issuance on October 12, 2017. Subsequent events have been evaluated through this date.

PAYMENTS OF CONVERTIBLE PROMISSORY NOTES

On July 24, 2017, the Company paid $49,530.72 to Auctus Fund, LLC for the balance of the principal, prepayment premium and accrued and unpaid interest of the convertible promissory note dated August 16, 2016 between Auctus Fund, LLC and the Company. This note was paid in full as of July 24,2017.

On August 1, 2017, the Company paid $31,462.60 to JSJ Investments for one half of the principal of the note, one half of the prepayment premium and one half of the accrued and unpaid interest for the convertible promissory note dated February 2, 2017. As of September 30, 2017, the unpaid principal balance was $21,000.

On August 14, 2017, the Company paid a total of $43,024.88 to Power Up Lending Group, which amount included the total principal, prepayment premium and accrued interest for the convertible promissory note dated February 23, 2017. This note was paid in full as of August 14, 2017.

On September 9, 2017, the Company paid Auctus Fund, LLC $39,308.22, which amount included one third of the principal, one third of prepayment premium and one third of accrued interest of the convertible promissory note dated March 3, 2017. As of September 30, 2017, the unpaid principal of the note was $50,000.

ISSUANCES OF NEW CONVERTIBLE PROMISSORY NOTES

On July 20, 2017, the Company issued a new convertible promissory note to Power Up Lending Group for $28,000, with an interest rate of 8% and convertible to Common Stock of the Company at 42% discount. The maturity date of this note is 4/30/2018.

On August 3, 2017, the Company issued a new convertible promissory note to JSJ Investments, Inc. for $78,750, with an interest rate of 10% and convertible to Common Stock of the Company at 45% discount. The maturity date of this note is 5/3/2018.

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On August 15, 2017, the Company issued a new convertible promissory note to Power Up Lending Group for $33,000, with an interest rate of 10% and convertible to Common Stock of the Company at 42% discount. The maturity date of this note is 5/15/2018.

On August 24, 2017, the Company issued a new convertible promissory note to LG Capital for $78,750, with an interest rate of 8% and convertible to Common Stock of the Company at 50% discount. The maturity date of this note is 5/26/2018.

The Company intends to prepay these notes in cash.

SETTLEMENT AGREEMENT WITH THINH HUNG INVESTMENT CO.

On August 3, 2017, the Company signed a Settlement Agreement and agreed to pay Thinh Hung Investment Co. a total amount of $381,000, which includes the outstanding balance of $288,219 that is reclassified as Customer Advances in the Long-term Liability portion of the attached balance sheet and accrued interest as agreed by the two parties.

According to the Settlement Agreement, the Compapny will transfer or cause to be transferred at least 480,000 shares of Common Stock of PHI Group, Inc. to an authorized represenatative of Thinh Hung. In the event Thinh Hung is unable to realize at least $381,000 from the sale of PHI Stock, PHI Group will either transfer additional Common Stock of PHI Group, Inc. or other marketable securities to the authorized reprenesattive designated Thinh Hung or pay cash directly to Thinh Hung until the total amount of $381,000 is reached. PHI Group, Inc. agreed to use its best efforst to pay off any outstanding balance by October 31, 2017. After the receipt of at least 480,000 shares of PHI Group Stock by the authorized representative of Thinh Hung, Thinh Hung shall deliver and transfer all the Vietnam Foods Corporation Stock to PHI Group, Inc. or its authorized representative.

BUSINESS COOPERATION AGREEMENT WITH TNB VIETNAM JSC

On August 7, 2017, the Company signed a Business Cooperation Agreement with TNB Vietnam JSC, a Vietnamese company located in the Mekong Delta that specializes in cultivating and processing “forest” bitter melon (momordica charantia). According to the agreement, TNB and PHI Group plan to facilitate mutual growth and expansion including but not limited to: (1) Purchase of finished forest bitter melon products from TNB for distribution and sale in the U.S., Europe, China and other select international markets under PHI Group’s private labels; (2) Purchase of semi-processed ingredients from TNB in order to manufacture other end products for export markets; (3) Strategic alliance by acquisition of equity interest in TNB and/or exchange of ownership between TNB and PHI via stock swap; and (4) Co-developing and cultivating forest bitter melon as well as manufacturing and marketing its products in the U.S. and other international markets with potential for long-term growth.

FORMATION OF PHI EZ WATER TECH, INC. SUBSIDIARY

On August 7, 2017, the Company incorporated PHI EZ Water Tech, Inc., a Wyoming corporation, as a subsidiary to manage and commercialize the water treatment systems developed by Dr. Martin Nguyen, a Vietnamese-American scientist.

These systems are among a series of products developed by Dr. Nguyen using quantum technology in a combination of disciplines including applied physics, applied water science, biological system engineering and agricultural economics. Incorporating complex electromagnetic force, advanced oxidation, electrocoagulation and ultrasound, they can reduce water consumption by up to 30% and fertilizer usage by 30%-50% while boosting crop yields by 30%-50%. The water produced from these systems is also good for human health and able to stabilize water environments to increase yields for aquatic and wet paddy farming.

MEMORANDUM OF UNDERSTANDING WITH AQUARIUS POWER, INC.

On August 9, 2017, the Company signed a Memorandum of Understanding (“MOU”) with Aquarius Power, Inc. (“AQP”), a Texas company, to provide renewable energy technology to Vietnam. PHI has also made an investment to become a strategic shareholder of AQP.

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PHI and AQP will form a joint venture company which will have the exclusive right to sublicense, sell, build, own and/or operate the AQP energy systems in Vietnam on an exclusive basis.

PHI will be responsible for: Obtaining all necessary approvals to build, own and operate AQuarius Energy System; Securing a binding and acceptable power purchase agreement (PPA) from the governmental authority; Providing the land for the Aquarius Energy System; Providing the construction and civil engineering know-how to build the energy pools; Providing management, engineering and operational manpower to build and operate the AQuarius Engineering System; and Providing the interconnection of the AQuarius Energy System to the national grid.

AQP’s responsibilities include: Support PHI in obtaining the Power Purchase Agreement; Conduct a site survey and provide blueprints for a tailor made Energy System; Provide technical support for the construction and operation of the Energy System (Includes training for construction, installation and operations); Build, Ship, the AQuarius Energy System(s); and Install and commission the AQuarius Energy System as required.

AQuarius Wave Energy System is a land-based wave energy system that uses a combination of gravity and “buoyancy” found within the interaction between air and water to produce power that can be used to generate electricity and / or produce potable water. AQuarius is a baseload zero carbon footprint that uses no consumables and can be installed virtually anywhere on the planet that is cost effective against any fossil fuel alternatives. The system, which can be built turn-key within 6 months of obtaining permits, has an operating life of over 60 years and is clean, scalable, reliable, and extremely flexible. Its operating cost is comparably low as hydroelectric systems.

On October 6, 2017, the Company signed a new Memorandum of Understanding (“MOU”) with Aquarius Power, Inc. to expand the scope of cooperation and provide the same renewable energy technology to Eastern Europe and the European Region. For Eastern Europe the Company is in the process of planning to build a pilot unit in Romania using AQP technology. PHI also intends to make additional investments in AQP.

MASTER BUSINESS COOPERATION AGREEMENT WITH THO XUAN DUONG JOINT STOCK COMPANY

On August 14, 2017, the Company signed a Master Business Cooperation Agreement with Tho Xuan Duong Joint Stock Company, a Vietnamese traditional medicine company with 400 years of history, to cooperate with each other in the following areas: (1) PHI will assist TXD to promote and advertise TXD’s brand and traditional medicinal products and treatments on a global basis; (2) PHI will assist TXD to set up manufacturing facilities and/or establish strategic alliances with pharmaceutical production and distribution companies in Europe, the United States, the Middle East, Central and South America, Africa and other selective geographical areas; (3) PHI will assist TXD to access funding sources to implement TXD’s business plan; (4) PHI will discuss and negotiate with TXD to consider an acquisition of equity interest in TXD and/or exchange of ownership between TNB and PHI by way of stock swap to form a strategic alliance between the two companies; (5) PHI and TXD will further discuss the potential of taking TXD public in the U.S. and/or European Stock Markets to provide long-term financing capabilities for TXD’s development and growth; (6) PHI and TXD will cooperate to build and develop raw material areas, preliminary and full-scale processing facilities for herbal medicines, and herbal medicine tourism area in Sapa, Lao Cai Province, Northern Vietnam; (7) PHI will assist TXD to obtain special medical devices using Low Level Laser Light Therapy technologies developed by American Laser Healthcare Corp., a US company, and cleared by the U.S. FDA for pain treatment, needles acupuncture, diabetes Type 2, and 18 devices, as well as access other medical devices for TXD’s usage as needed; and (8) PHI and TXD may jointly develop, manufacture and market other products and/or engage in other business activities that may be of mutual interest to both parties.

LETTER OF INTENT TO ACQUIRE 80% OF MEDICAL CORP SRL, A ROMANIAN COMPANY

On August 23, 2017, the Company signed a Letter of Intent to acquire eighty percent (80%) equity interest in Medical Corp SRL (“MDC”) for the price of one million Euros. However, the final purchase price and payment schedule will be determined after an asset valuation of MDC. Both companies intend to execute a Definite Agreement to consummate this transaction as soon as practical.

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AGREEMENT TO ACQUIRE 51% OWNERSHIP IN 400-ACRE MINING CLAIMS IN GRANT COUNTY, OREGON

On September 2, 2017, American Pacific Resources, Inc., a Wyoming corporation (“APR”) and wholly owned subsidiary of the Company, entered into an Agreement of Purchase and Sale with Rush Gold Royalty Inc, a Wyoming corporation, to acquire a 51% ownership in twenty-one mining claims over an area of approximately 400 acres in Granite Mining District, Grant County, Oregon, U.S.A., in exchange for a total purchase price of twenty-five million U.S. Dollars ($US 25,000,000) to be paid in a combination $20 million in PHI Group, Inc.’s Class A Series II Convertible Cumulative Redeemable Preferred Stock (“Preferred Stock”), and $5 million in cash and demand promissory note upon the closing of this contemplated transaction.

The PHI Group’s Class A Series II Preferred Stock is priced at $5 per share (“Original Price per Share”), carrying a cumulative dividend rate of 8%, redeemable at 120% premium to the Original Price per Share, and convertible to Common Stock of PHI Group at 25% discount six months after issuance or to Common Stock of APR at 50% discount to the then relevant market price when APR has become a fully-reporting company.

This transaction was closed effective October 3, 2017.

PHI GROUP, INC.’S DOMESTICATION IN THE STATE OF WYOMING

On September 20, 2017, the Company applied for a Certificate of Domestication and filed Articles of Domestication with the office of the Secretary of State of Wyoming to re-domicile the Company’s jurisdiction to the State of Wyoming.

On September 20, 2017, the Company filed Articles of Amendment with the Wyoming Secretary of State to amend the authorized capital of the Company as follows:

“The total number of shares into which the authorized capital stock of the corporation is divided is one billion shares, consisting of: nine hundred million shares of voting Common Stock with a par value of $0.001 per share; fifty million shares of non-voting Class A Series I Preferred Stock with a par value of $5.00 per share; twenty-five million shares of non-voting Class A Series II Preferred Stock with a par value of $5.00 per share; twenty million shares of non-voting Class A Series III Preferred Stock with a par value of $5.00 per share and five million shares of voting Class A Series IV Preferred Stock with a par value of $5.00 per share. The relative rights, preferences, limitations and restrictions associated with the afore-mentioned shares of Class A Preferred Stock will be determined by the Board of Directors of the corporation.”

PHI CAPITAL HOLDINGS, INC.’S DOMESTICATION IN THE STATE OF WYOMING

On September 20, 2017, PHI Capital Holdings, Inc., a wholly owned subsidiary of the Company, applied for a Certificate of Domestication and filed Articles of Domestication with the office of the Secretary of State of Wyoming to re-domicile this subsidiary’s jurisdiction to the State of Wyoming.

TECHNICAL ASSISTANCE AGREEMENT WITH AUBURN UNIVERSITY

On September 25, 2017, the Company signed a Technical Assistance Agreement with Auburn University to conduct a research program in order to determine the market segments related to supply and demand of medicinal and aromatic plants in the world, and then focus more specifically on major production and consumption markets. The first four topics of the research program focus on the production, medicinal applications, and market analysis of turmeric, saffron, bitter melon, and some major potential and aromatic plants. The last topic covers the trends and solutions of switching from conventional farming to organic farming of these crops to meet the future food and medicinal consumption. The research program begins on October 1, 2017 and ends on September 30, 2018.

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Item 16. Exhibits and Financial Statement Schedules

The exhibits set forth under the caption “Exhibit Index” below are included in this filing and incorporated by reference. The financial statement schedules have been omitted because they are not applicable, not required, or the information is included in the consolidated financial statements or notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement on Form S-1/A No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntington Beach, State of California, on October 17, 2017.

PHI GROUP, INC.

By:	/s/ Henry D. Fahman
Name:	Henry D. Fahman
Title:	Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of PHI Group, Inc., do hereby constitute and appoint Henry Fahman, our true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, or any related registration statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1/A No. 2 has been signed below by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Henry D. Fahman	Chief Executive Officer and Chairman (Principal Executive Officer)	October 17, 2017

Henry D. Fahman	Chief Financial Officer and Director (Principal Accounting Officer)	October 17, 2017

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EXHIBIT INDEX

Exhibit
Number	Description of Exhibit

5.1	Opinion of Legal Counsel, Dieterich & Associates, LLP

10.20	Investment Agreement (Corrected) between the Company and Azure Capital, a Massachusetts corporation, dated August 3, 2017*

10.21	Registration Rights Agreement between the Company and Azure Capital, a Massachusetts corporation, dated August 3, 2017*

23.1	Consent of Independent Registered Public Accounting Firm (David Banerjee, CPA)

23.2	Consent of Dieterich & Associates, LLP (Legal Counsel, included in Exhibit 5.1)

24.1	Power of Attorney (included in the Signature Page to Registration Statement).

* Filed as exhibits to the Company’s Form S-1/A on September 15, 2017

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